Exhibit 10(i)A(20)

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

DATED AS OF SEPTEMBER 2, 2003

BETWEEN

ACUITY SPECIALTY PRODUCTS GROUP, INC.,

AS SELLER,

AND

ACUITY ENTERPRISE, INC.,

AS BUYER

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASE		2

Section 1.1	Initial Contribution of Receivables	2

Section 1.2	Purchases of Receivables	2

Section 1.3	Payment for the Purchases	3

Section 1.4	Purchase Price Credit Adjustments	3

Section 1.5	Payments and Computations, Etc.	4

Section 1.6	Transfer of Records	4

Section 1.7	Characterization	5

ARTICLE II REPRESENTATIONS AND WARRANTIES		5

Section 2.1	Representations and Warranties of ASP	5
(a) Existence and Power		5
(b) Power and Authority; Due Authorization, Execution and Delivery		5
(c) No Bulk Sale		6
(d) Governmental Authorization		6
(e) Actions, Suits		6
(f) Binding Effect		6
(g) Accuracy of Information		6
(h) Use of Proceeds		6
(i) Good Title		6
(j) Perfection		7
(k) Places of Business and Locations of Records		7
(l) Collections		7
(m) Material Adverse Effect		7
(n) Names		7
(o) Not a Holding Company or an Investment Company		7
(p) Compliance with Law		7
(q) Compliance with Credit and Collection Policy		8
(r) Payments to ASP		8
(s) Enforceability of Contracts		8
(t) Accounting		8
(u) Eligible Receivables		8

ARTICLE III CONDITIONS OF PURCHASES		8

Section 3.1	Conditions Precedent to the Initial Purchase	8

Section 3.2	Conditions Precedent to All Purchases	9

ARTICLE IV COVENANTS		9

Section 4.1	Affirmative Covenants of ASP	9
(a) Financial Reporting		9

i

(i)	Annual Reporting	9
(ii)	Quarterly Reporting	9
(iii)	Compliance Certificate	10
(iv)	Shareholders Statements and Reports	10
(v)	S.E.C. Filings	10
(vi)	Copies of Notices	10
(vii)	Change in Credit and Collection Policy	10
(viii)	Other Information	10
(b) Notices		10
(i)	Termination Events or Unmatured Termination Events	10
(ii)	Defaults Under Other Agreements	11
(iii)	ERISA Events	11
(c) Compliance with Laws and Preservation of Existence		11
(d) Audits		11
(e) Keeping and Marking of Records and Books		12
(f) Compliance with Contracts and Credit and Collection Policy		12
(g) [Reserved]		12
(h) Ownership		12
(i) Lenders’ Reliance		13
(j) Collections		13
(k) Taxes		13

Section 4.2	Negative Covenants of ASP	13
(a) Name Change, Offices and Records		13
(b) Change in Payment Instructions to Obligors		14
(c) Modifications to Contracts and Credit and Collection Policy		14
(d) Sales, Liens		14
(e) Accounting for Purchases		14

ARTICLE V TERMINATION EVENTS		15

Section 5.1	Termination Events	15

Section 5.2	Remedies	16

ARTICLE VI INDEMNIFICATION		17

Section 6.1	Indemnities by ASP	17

Section 6.2	Other Costs and Expenses	19

ARTICLE VII MISCELLANEOUS		19

Section 7.1	Waivers and Amendments	19

Section 7.2	Notices	19

Section 7.3	Protection of Ownership Interests of Buyer	20

Section 7.4	Confidentiality of Fee Letter	21

Section 7.5	Bankruptcy Petition	21

ii

EXHIBITS AND SCHEDULES

Exhibit I	-	Definitions

Exhibit II	-	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III	-	Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV	-	Form of Compliance Certificate

Exhibit V	-	Copy of Credit and Collection Policy

Exhibit VI		Form of Purchase Report

Schedule A		List of Documents to Be Delivered to Buyer Prior to the Initial Purchase

iii

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of September 2, 2003, is by and between Acuity Specialty Products Group, Inc., a Delaware corporation (“ASP”), and Acuity Enterprise, Inc., a Delaware corporation (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Credit and Security Agreement).

PRELIMINARY STATEMENTS

ASP now owns, and from time to time hereafter will own, Receivables. ASP wishes to contribute certain of such Receivables to Buyer’s capital, together with the Related Security and Collections with respect thereto, and Buyer wishes to accept such contribution. ASP wishes to sell and assign all other Receivables to Buyer, together with the Related Security and Collections with respect thereto, and Buyer wishes to acquire all such Receivables, Related Security and Collections from ASP.

ASP and Buyer intend the transactions contemplated hereby to be true sales or other outright conveyances of the Receivables from ASP to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and ASP and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to ASP.

On the Effective Date, Buyer will borrow and pledge its assets pursuant to that certain Credit and Security Agreement dated as of September 2, 2003 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Credit and Security Agreement”) among Buyer and Acuity Unlimited, Inc., a Delaware corporation, as Borrowers, ASP and Acuity Lighting Group, Inc., a Delaware corporation, as initial Servicers, Blue Ridge Asset Funding Corporation (“Blue Ridge”), the banks and other financial institutions from time to time party thereto as “Liquidity Banks” and Wachovia Bank, National Association or any successor agent appointed pursuant to the terms of the Credit and Security Agreement, as agent for Blue Ridge and such Liquidity Banks (in such capacity, the “Agent”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASE

Section 1.1 Initial Contribution of Receivables. On the Effective Date, ASP does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from ASP, all Receivables contributed to ASP on such date by Parent (collectively, the “Initial Contributed Receivables”), together with all Related Security relating thereto and all Collections thereof.

Section 1.2 Purchases of Receivables.

(a) Effective on each day on or after the Initial Cutoff Date on which any Receivable (other than an Initial Contributed Receivable) is created, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, ASP does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from ASP, all of ASP’s right, title and interest in and to all Receivables existing as of such date (other than Initial Contributed Receivables), together with all Related Security relating thereto and all Collections thereof.

(b) Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

(c) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.4, each sale of Receivables hereunder is made without recourse to ASP; provided, however, that (i) ASP shall be liable to Buyer for all representations, warranties, covenants and indemnities made by ASP pursuant to the terms of the Transaction Documents to which ASP is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer (or the Agent, as its assignee) of any obligation of ASP or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of ASP. In view of the intention of the parties hereto that each transfer of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, ASP agrees that it will, on or prior to the Effective Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend stating that Buyer has purchased the Receivables, together with the associated Related Security and Collections, and, to the extent that ASP prepares any stand-alone financial statements, to note in such financial statements that the Receivables, together with the associated Related Security and Collections, have been sold to Buyer.

Section 1.3 Payment for the Purchases.

(a) The Purchase Price for each Purchase of Receivables shall become owing to ASP on the date each such Receivable comes into existence but shall be paid on the next succeeding Settlement Date in the following manner (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by ASP to Buyer hereunder and which have become due but remain unpaid) and shall be paid to ASP in the manner provided in the following paragraphs (b) and (c):

first, by delivery of immediately available funds, to the extent of funds available to Buyer from its borrowings under the Credit and Security Agreement or other cash on hand; and

second, unless ASP or Buyer has declared the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

(b) From and after the Termination Date, ASP shall not be obligated to (but may, at its option): (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer’s capital pursuant to clause second of Section 1.3(a) unless ASP reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Credit and Security Agreement, Collections, other cash on hand or otherwise.

(c) Although the Purchase Price for each Receivable shall be due and payable in full by Buyer to ASP on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and ASP shall be effected on at least a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same month (or shorter period, as applicable) and based on the information contained in the Purchase Report delivered by ASP for the month then most recently ended. Although settlement shall be effected on Settlement Dates, any contribution of capital by ASP to Buyer made pursuant to clause second of Section 1.3(a) shall be deemed to have occurred and shall be effective as of the last Business Day of the month to which such settlement relates.

Section 1.4 Purchase Price Credit Adjustments. If on any day:

(a) the Outstanding Balance of any Receivable is:

(i) reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by an Originator (other than as a result of such Receivable’s being charged off for credit reasons or reduced as a result of cash Collections actually received),

(ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(b) any of the representations and warranties set forth in Section 2.1(c), (h), (i), (j), (l), (q), (r), (s) or the second sentence of Section 2.1(p) hereof are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to (x) in the case of a partial reduction, the amount of such reduction, and (y) in the case of a total reduction or cancellation, the lesser of the Purchase Price paid for and the Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the aggregate Purchase Price payable for Receivables coming into existence on any day, then Buyer shall pay the remaining amount of such Purchase Price Credit in cash immediately.

Section 1.5 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of ASP designated from time to time by ASP or as otherwise directed by ASP. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.6 Transfer of Records.

(a) In connection with each Purchase of Receivables hereunder, ASP hereby sells, transfers, assigns and otherwise conveys to Buyer all of ASP’s right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with such Purchase. In connection with such transfer, ASP hereby grants to each of Buyer, the Agent and each Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by ASP to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by ASP or is owned by others and used by ASP under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, ASP hereby agrees that upon the request of Buyer (or Buyer’s assignee), ASP will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

(b) ASP (i) shall take such action reasonably requested by Buyer and/or the Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Credit and Security Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from ASP hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and each Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

Section 1.7 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.2(b), any sale or contribution by ASP to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, ASP hereby grants to Buyer a duly perfected security interest in all of ASP’s right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of ASP hereunder, which security interest shall be prior to all other Adverse Claims thereto. During the existence of any Termination Event, Buyer and the Agent (as its assignee) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of ASP. ASP hereby represents and warrants to Buyer on the Effective Date and (except for any representation or warranty that is limited to a specific date or period) on each date on or prior to the Termination Date on which any Receivable comes into existence that:

(a) Existence and Power. ASP is a corporation duly organized, validly existing and in good standing under the laws of Georgia, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and where the failure to qualify would have or could reasonably be expected to cause a Material Adverse Effect, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution, delivery and performance by ASP of the Transaction Documents (i) are within ASP’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official,

(iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of ASP or of any agreement, judgment, injunction, order, decree or other instrument binding upon ASP or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Adverse Claim on any asset of ASP (except as created hereunder). This Agreement and each other Transaction Document to which ASP is a party has been duly executed and delivered by ASP.

(c) No Bulk Sale. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by ASP of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There is no action, suit or proceeding pending, or to the knowledge of ASP overtly threatened in writing, against or affecting ASP or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which has or is likely to have a Material Adverse Effect.

(f) Binding Effect. This Agreement constitutes and, when executed and delivered in accordance with this Agreement, each other Transaction Document to which ASP is a party, will constitute valid and binding obligations of ASP enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(g) Accuracy of Information. All information heretofore furnished by ASP to Buyer or the Agent, as its assignee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by ASP to Buyer (or the Agent, as its assignee) will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. ASP has disclosed to Buyer and the Agent in writing any and all facts known to the Executive Officers which would have or reasonably would be expected to cause a Material Adverse Effect.

(h) Use of Proceeds. ASP is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Purchase will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X..

(i) Good Title. Immediately prior to each Purchase hereunder, ASP (i) is the legal and beneficial owner of the Receivables that are the subject of such Purchase and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except for Permitted Encumbrances. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect ASP’s ownership interest in each Receivable, its Collections and the Related Security.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to ASP (and ASP shall acquire from ASP) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of ASP’s right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except for Permitted Encumbrances.

(k) Places of Business and Locations of Records. The principal places of business and chief executive office of ASP and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which ASP has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. ASP’s Federal Employer Identification Number is correctly set forth on Exhibit II.

(l) Collections. The conditions and requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. ASP has not granted any Person, other than Buyer (and the Agent, as its assignee) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m) Material Adverse Effect. During the period from August 31, 2000 through the Effective Date, in the good faith judgment of the Executive Officers, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(n) Names. The name in which ASP has executed this Agreement is identical to the name of ASP as indicated on the public record of its state of organization which shows ASP to have been organized. In the past five (5) years, ASP has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

(o) Not a Holding Company or an Investment Company. ASP is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. ASP is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(p) Compliance with Law. ASP has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(q) Compliance with Credit and Collection Policy. ASP has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (and the Agent, as its assignee) has been notified in accordance with Section 4.1(a).

(r) Payments to ASP. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by ASP constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by ASP of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(s) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(t) Accounting. The manner in which ASP accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

(u) Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

ARTICLE III

CONDITIONS OF PURCHASES

Section 3.1 Conditions Precedent to the Initial Purchase. The initial Purchase is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A, and (b) all of the conditions to the initial advance under the Credit and Security Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2 Conditions Precedent to All Purchases. Buyer’s obligation to purchase Receivables after the Effective Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Credit and Security Agreement; (b) Buyer (and the Agent, as its assignee) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by ASP that such statements are then true):

(i) the representations and warranties set forth in Article II are true and correct in all material respects on and as of the date such Receivable came into existence as though made on and as of such date; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold; and

(ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash or capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to purchase such Receivable were in fact satisfied. The failure of ASP to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct ASP to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

ARTICLE IV

COVENANTS

Section 4.1 Affirmative Covenants of ASP. Until the date on which this Agreement terminates in accordance with its terms, ASP hereby covenants as set forth below:

(a) Financial Reporting. ASP will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and the Agent, as its assignee):

(i) Annual Reporting. As soon as available and in any event within 90 days (or such longer period as may be the subject of an extension granted by the Securities and Exchange Commission) after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Ernst & Young, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to Buyer and the Agent.

(ii) Quarterly Reporting. As soon as available and in any event within 45 days (or such longer period as may be the subject of an extension granted by the Securities and Exchange Commission) after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Parent.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the chief financial officer or the chief accounting officer of the Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Shareholders Statements and Reports. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed.

(v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission.

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Blue Ridge, copies of the same.

(vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer’s (and the Agent’s, as Buyer’s assignee) consent thereto.

(viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of the Parent or ASP as Buyer (or the Agent, as its assignee) may from time to time reasonably request in order to protect the interests of Buyer (and the Agent, as its assignee) under or as contemplated by this Agreement (except such plans or forecasts which have not been made available by Parent to its creditors).

(b) Notices. ASP will notify Buyer (and the Agent, as its assignee) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Termination Events or Unmatured Termination Events. Within one (1) Business Day after learning thereof by any Responsible Officer, the occurrence of each Termination Event and each Unmatured Termination Event, by a statement of an Authorized Officer of ASP.

(ii) Defaults Under Other Agreements. Within one (1) Business Day after learning thereof by any Responsible Officer, the occurrence of a default or an event of default under any other financing arrangement pursuant to which ASP is a debtor or an obligor and which relates to a Debt in excess of $25,000,000.

(iii) ERISA Events. If and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; provided, however, that each of the foregoing notices shall not be required to be given unless the reportable event, withdrawal liability, plan termination or trustee appointment involved could reasonably be expected to give rise to a liability of more than $1,000,000 on the part of the Parent or any of its Subsidiaries.

(c) Compliance with Laws and Preservation of Existence. ASP will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. ASP will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except (i) where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect and (ii) ASP may merge or consolidate with any other Person to the extent permitted under Section 7.1(c)(ii) of the Credit and Security Agreement.

(d) Audits. ASP will furnish to Buyer (and the Agent, as its assignee) from time to time such information with respect to it and the Receivables as Buyer (or the Agent) may reasonably request. ASP will, from time to time during regular business hours as requested by Buyer (the Agent as its assignee), upon not less than 3 Business Days’ prior written notice, permit Buyer (and the Agent, as its assignee) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of ASP relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of ASP for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to ASP’s financial condition or the Receivables and the Related Security or ASP’s performance under any of the Transaction Documents or ASP’s performance under the Contracts and, in each case, with any of the officers or employees of ASP having knowledge of such matters. To the extent that Buyer (or the Agent, as its assignee), in the course of any such visit or inspection, obtains possession of any Proprietary Information pertaining to ASP or any of its Affiliates, Buyer (or such assign) shall handle such information in accordance with the requirements of Section 14.5 of the Credit and Security Agreement.

(e) Keeping and Marking of Records and Books.

(i) ASP will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). ASP will give Buyer (and the Agent, as its assignee) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) ASP will (A) on or prior to the Effective Date, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (and the Agent, as its assignee), describing Buyer’s ownership interests in the Receivables and further describing the Receivable Interests of the Agent (on behalf of the Lenders) under the Credit and Security Agreement and (B) upon the request of Buyer (or the Agent, as its assignee) and when a Termination Event is in existence: (x) mark each Contract with a legend describing Buyer’s ownership interests in the Receivables and further describing the Receivable Interests of the Agent (on behalf of the Lenders) and (y) deliver to Buyer (or the Agent, as its assignee) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f) Compliance with Contracts and Credit and Collection Policy. ASP will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) [Reserved].

(h) Ownership. ASP will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables and the Collections and (ii) all of ASP’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Permitted Encumbrances (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or the Agent, as its assignee) may reasonably request).

(i) Lenders’ Reliance. ASP acknowledges that the Agent and the Lenders are entering into the transactions contemplated by the Credit and Security Agreement in reliance upon Buyer’s identity as a legal entity that is separate from ASP and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, ASP will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of ASP and any Affiliates thereof and not just a division of ASP or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, ASP (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the “separateness covenants” set forth in Section 7.1(i) of the Credit and Security Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between ASP and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(j) Collections. ASP will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to ASP or any Affiliate of ASP, ASP will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, ASP will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. ASP will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (and the Agent, as its assignee) as contemplated by this Agreement and the Credit and Security Agreement.

(k) Taxes. ASP will file all material tax returns and reports required by law to be filed by it and promptly pay all material taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. ASP will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

Section 4.2 Negative Covenants of ASP. Until the date on which this Agreement terminates in accordance with its terms, ASP hereby covenants that:

(a) Name Change, Offices and Records. ASP will not change its (i) state of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer’s interest in the Receivables or the associated Related Security and Collections, or any office where Records are kept unless it shall have: (i) given Buyer (and the Agent, as its assignee) at least ten (10) days’ prior written notice thereof and (ii) delivered to Buyer (and the Agent, as its assignee) all financing statements, instruments and other documents reasonably requested by Buyer (and the Agent, as its assignee) in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. ASP will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and the Agent, as its assignee) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that ASP may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c) Modifications to Contracts and Credit and Collection Policy. ASP will not make any material change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as a Servicer pursuant to the Credit and Security Agreement, ASP will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. ASP will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein and the Permitted Encumbrances), and ASP will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under ASP (other than Permitted Encumbrances).

(e) Accounting for Purchases. ASP will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by ASP to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by ASP to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

ARTICLE V

TERMINATION EVENTS

Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) ASP shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment or deposit which is not in respect of principal, such failure continues for two (2) consecutive Business Days.

(b) ASP shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to ASP by the Buyer or (ii) an Executive Officer otherwise becomes aware of any such failure; provided, however, that such cure period shall be extended for a period of time, not to exceed an additional 30 days, reasonably sufficient to permit ASP to cure such failure if such failure cannot be cured within the initial 30-day period but reasonably could be expected to be capable of cure within such additional 30 days, ASP has commenced efforts to cure such failure during the initial 30-day period and ASP is diligently pursuing such cure.

(c) Any representation, warranty, certification or statement made by ASP in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

(d) An Event of Bankruptcy shall occur with respect to the Parent or any of its Material Subsidiaries.

(e) A Change of Control shall occur.

(f) One or more judgments or orders for the payment of money in an aggregate amount in excess of 10% of Stockholders’ Equity as of the end of the Fiscal Quarter just ended shall be rendered against the Parent, either Originator or the Buyer and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days.

(g) Either of the Originators or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate amount in excess of $25,000,000 when due or within any applicable grace period.

(h) Any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of either of the Originators or any Subsidiary in an aggregate amount in excess of $25,000,000 (including, without limitation, any required mandatory prepayment or “put” of such Debt to such Originator or Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders’ behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or “put” of such Debt to such Originator or Subsidiary).

(i) The Parent or any member of the Controlled Group shall fail to pay when due any amount in excess of 10% of Stockholders’ Equity as of the end of the Fiscal Quarter just ended which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Parent, any member of the Controlled Group, any plan administrator or any combination of the foregoing if the amount of liability involved is in excess of 10% of Stockholders’ Equity as of the end of the Fiscal Quarter just ended; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter if the amount of liability involved is in excess of 10% of Stockholders’ Equity as of the end of the Fiscal Quarter just ended; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated, if the amount involved is in excess of 10% of Stockholders’ Equity as of the end of the Fiscal Quarter just ended.

(j) A federal tax lien shall be filed against the Parent, either Originator or Buyer under Section 6323 of the Tax Code or a lien of the PBGC shall be filed against the Parent, either Originator or Buyer under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing if the aggregate amount involved is in excess of 10% of Stockholders’ Equity as of the end of the Fiscal Quarter just ended.

Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by ASP; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to ASP under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by ASP and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by ASP to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnities by ASP. Without limiting any other rights that Buyer may have hereunder or under applicable law, ASP hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including actual and reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or actually incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

(a) Indemnified Amounts to the extent such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification or by reason of such Indemnified Party’s breach of its obligations hereunder or other legal duty;

(b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Lenders of Receivable Interests under the Credit and Security Agreement as a loan or loans by the Lenders to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of ASP or limit the recourse of Buyer to ASP for amounts otherwise specifically provided to be paid by ASP under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, ASP shall indemnify Buyer for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by ASP (or any officers of ASP) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by ASP pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

(ii) the failure by ASP, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of ASP to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of ASP to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to ASP in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby except to the extent arising from Buyer’s own gross negligence or willful misconduct;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Termination Event described in Section 5.1(d);

(x) [reserved];

(xi) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of ASP’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim;

(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase or at any subsequent time;

(xiii) any action or omission by ASP which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable (for any reason other than the application of Collections thereto or charge-off of any Receivable as uncollectible) unless the Buyer has received a Purchase Price Credit therefor;

(xiv) any attempt by any Person to void any Purchase hereunder under statutory provisions or common law or equitable action; and

(xvi) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report to be an Eligible Receivable at the time acquired by Buyer.

Section 6.2 Other Costs and Expenses. ASP shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses actually incurred in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. ASP shall pay to Buyer on demand any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Waivers and Amendments.

(a) No failure or delay on the part of Buyer (or the Agent, as its assignee) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by ASP and Buyer and, to the extent required under the Credit and Security Agreement, the Agent and the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3 Protection of Ownership Interests of Buyer.

(a) ASP agrees that from time to time, at its expense, it will promptly execute (if required), deliver and authorize the filing of all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or the Agent, as its assignee) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer (or the Agent, as its assignee) to exercise and enforce their rights and remedies hereunder. At any time when a Termination Event Exists, Buyer (or the Agent, as its assignee) may, at ASP’s sole cost and expense, direct ASP to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b) If ASP fails to perform any of its obligations hereunder, Buyer (or the Agent, as its assignee) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) actual and reasonable costs and expenses incurred in connection therewith shall be payable by ASP as provided in Section 6.2. ASP irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or the Agent, as its assignee), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of ASP (i) to authorize on behalf of ASP as debtor the filing of financing statements necessary or desirable in Buyer’s (or the Agent, as its assignee’) reasonable opinion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or the Agent, as its assignee) in their reasonable opinion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable. From and after July 1, 2001: (A) ASP hereby authorizes Buyer (and the Agent, as its assignee) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of ASP, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (and the Agent, as its assignee) hereunder, (B) ASP acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent (as Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (C) ASP approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent (as Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Agent (as Buyer’s assign).

Section 7.4 Confidentiality of Fee Letter. Each of ASP and Buyer shall maintain and shall cause each of its employees, officers and advisers to maintain the confidentiality of the Fee Letter, except that Buyer and its officers and employees may disclose such information to Buyer’s external consultants, accountants and attorneys and as required by any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) or to the extent necessary to enforce its rights under the Transaction Documents.

Section 7.5 Bankruptcy Petition

(a) ASP and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b) ASP covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Credit and Security Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by ASP or any other Person against Blue Ridge, the Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and ASP hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE OWNERSHIP INTERESTS OR SECURITY INTERESTS OF ASP OR ANY OF ITS ASSIGNS.

Section 7.8 CONSENT TO JURISDICTION. EACH OF ASP AND BUYER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN FULTON COUNTY, GEORGIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR THE AGENT, AS ITS ASSIGNEE) TO BRING PROCEEDINGS AGAINST ASP IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ASP AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ASP PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN FULTON COUNTY, GEORGIA.

Section 7.9 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ASP PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.10 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of ASP, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). ASP may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of ASP. Without limiting the foregoing, ASP acknowledges that Buyer, pursuant to the Credit and Security Agreement, may assign to the Agent, for the benefit of the Lenders, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit and Security Agreement. ASP agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Credit and Security Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and ASP agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by ASP pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ACUITY SPECIALTY PRODUCTS GROUP, INC., A DELAWARE CORPORATION

By:	/s/ Vernon J. Nagel
Name:	Vernon J. Nagel
Title:	Executive Vice President, Finance

Address:
Acuity Specialty Products Group, Inc.
1170 Peachtree Street, Suite 2400
Atlanta, Georgia 30309

Attention: Treasurer

Fax No.: (404) 853-1430
Telephone No.: (404) 853-1423

ACUITY ENTERPRISE, INC., A DELAWARE CORPORATION

By:	/s/ Vernon J. Nagel
Name:	Vernon J. Nagel
Title:	Executive Vice President & C.F.O.

Address:

Acuity Enterprise, Inc.
1170 Peachtree Street, Suite 2400
Atlanta, Georgia 30309

Attention: General Counsel

Phone: (404) 853-1440
Fax: (404) 853-1015

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Credit and Security Agreement (hereinafter defined).

“Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

“Agreement” means the Receivables Sale and Contribution Agreement, dated as of September 2, 2003, between ASP and Buyer, as the same may be amended, restated or otherwise modified.

“ASP” has the meaning set forth in the preamble to the Agreement, and such term shall include such Person’s successors and permitted assigns.

“Blue Ridge” has the meaning set forth in the Preliminary Statements to the Agreement.

“Buyer” has the meaning set forth in the preamble to the Agreement.

“Capital Leases” means leases which are required to be capitalized in accordance with GAAP.

“Change of Control” means (a) the Parent ceases to own, directly or indirectly, 100% of the outstanding voting stock of each of the Originators and Buyer, or (b) (i) any Person or two or more Persons acting in concert shall have acquired after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Parent; or (ii) the individuals who, as of the Closing Date, are members of the Board of the Parent (the “Incumbent Board” ) cease for any reason thereafter to constitute at least 66 2/3% of the Board of the Parent; provided, however, that if the election, or nomination for election by the Parent’s stockholders, of any new director was approved by a vote of at least 66 2/3% of the Incumbent Board, such new director shall, for purposes of this definition, be considered as a member of the Incumbent Board.

“Consolidated Debt” means at any date the Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

“Consolidated Operating Profits” means, for any period, the Operating Profits of the Parent and its Consolidated Subsidiaries.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

“Consolidated Total Assets” means, at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Tax Code.

“Credit and Collection Policy” means ASP’s credit and collection policies and practices relating to Contracts and Receivables existing on the date of the Agreement and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

“Credit and Security Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

“Discount Factor” means a percentage calculated to provide Buyer with a reasonable profit on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period, (ii) the risk of nonpayment by the Obligors, and (iii) the cost of compensating someone to service and collect the Receivables for Buyer and the Agent, as their interests may appear. ASP and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a month, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the month during which ASP and Buyer agree to make such change.

“Effective Date” means the later to occur of (a) September 2, 2003, and (b) the Business Day on which each of the conditions precedent set forth in Sections 3.1 and 3.2 has been satisfied.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Executive Officer” means any of the chief executive officer, president, executive vice president or senior vice president of the Parent.

“Fiscal Quarter” means any fiscal quarter of the Parent.

“Fiscal Year” means any fiscal year of the Parent.

“GAAP” means generally accepted accounting principles applied on a basis consistent with those which are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Initial Contributed Receivables” has the meaning set forth in Section 1.1.

“Initial Cutoff Date” means the Business Day immediately prior to the Effective Date.

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of the Parent and its Subsidiaries (taken as a whole), (ii) the ability of ASP to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) ASP’s, Buyer’s, the Agent’s or any Lender’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Material Subsidiary” means (i) each Originator and Buyer and (ii) each other Consolidated Subsidiary, now existing or hereinafter established or acquired, that at any time prior to the payment in full of all Aggregate Unpaids under the Credit and Security Agreement either (x) has or acquires total assets in excess of 10% of Consolidated Total Assets at the end of the most recent Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits for the 4 most recent Fiscal Quarters then ended (or, with respect to any Subsidiary which existed during the entire 4 Fiscal Quarter period but was acquired by the Parent during such period, which would have contributed more than 10% of Consolidated Operating Profits for such period had it been a Subsidiary for the entire period, as determined on a pro forma basis in accordance with GAAP).

“Moody’s” means Moody’s Investor Service, Inc.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

“Net Worth” means as of the last Business Day of each month preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the Aggregate Invested Amount outstanding at such time.

“Operating Profits” means, as applied to any Person for any period, the sum of (i) net revenues, less (ii) cost of goods and services sold, less (iii) operating expenses (including depreciation and amortization) of such Person for such period, as determined in accordance with GAAP.

“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

“Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

“Originator” means ASP in its capacity as the seller under this Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Parent” means Acuity Brands, Inc., a Delaware corporation formerly known as L & C Spinco, Inc., and its successors and permitted assigns.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrances” shall mean the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; and (b) Liens created by the Transaction Documents.

“Person” means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Tax Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

“Proprietary Information” means all information about the Performance Guarantor or any of its Subsidiaries which has been furnished to the Agent or any Lender by or on behalf of the Performance Guarantor or any of its Subsidiaries before or after the date of the Agreement or which is obtained by any Lender or the Agent in the course of any Review made pursuant to Section 7.1(d) of the Credit and Security Agreement; provided, however, that the term “Proprietary Information” does not include information which (x) is or becomes publicly available (other than as a result of a breach of Section 14.5 of the Credit and Security Agreement), (y) is possessed by or available to the Agent or any Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by either Borrower or Subsidiary or (z) becomes available to the Agent or any Lender on a non-confidential basis from a Person which, to the knowledge of the Agent or such Lender, as the case may be, is not bound by a confidentiality agreement with the Performance Guarantor or any of its Subsidiaries and is not otherwise prohibited from transmitting such information to the Agent or such Lender. In the event the Agent or any Lender is required to disclose any Proprietary Information by virtue of clause (ii) (but only if and to the extent such disclosure has not been sought by the Agent or any Lender, and if neither the Performance Guarantor nor any Borrower is a party to such litigation), (iv) or (v) above, to the extent such Lender or the Agent (as the case may be) determines in good faith that it is permissible by law so to do, it shall promptly notify the Performance Guarantor of same so as to allow the Performance Guarantor or its Subsidiaries to seek a protective order or to take other appropriate action; provided, however, neither any Lender nor the Agent shall be required to delay compliance with any directive to disclose any such information so as to allow the Performance Guarantor or any of Subsidiaries to effect any such action.

“Purchase” means a purchase pursuant to Section 1.2(a) of the Agreement by Buyer from ASP of Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

“Purchase Price” means, with respect to the Purchase, the aggregate price to be paid by Buyer to ASP for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

“Purchase Price Credit” has the meaning set forth in Section 1.4 of the Agreement.

“Purchase Report” means a monthly report by ASP in substantially the form of Exhibit VI to the Agreement.

“Receivable” means all indebtedness and other obligations owed to ASP (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement), including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by ASP and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor or Buyer treats such indebtedness, rights or obligations as a separate payment obligation.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Redeemable Preferred Stock” of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by required sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

“Related Security” means, with respect to any Receivable:

(i) all of ASP’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by ASP gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of ASP’s right, title and interest in each Lock-Box and each Collection Account, and

(vii) all proceeds of any of the foregoing.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (a) 3% of the Borrowing Limit under the Credit and Security Agreement, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicers under the Credit and Security Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicers under the Credit and Security Agreement.

“Responsible Officer” means any Executive Officer as well as any other officer of the Parent who is primarily responsible for the administration of the transactions contemplated by the Transaction Documents.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Settlement Date” has the meaning given to that term in the Credit and Security Agreement.

“Stockholders’ Equity” means, at any time, the shareholders’ equity of the Parent and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of its Consolidated Subsidiaries.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Termination Date” means the earliest to occur of (i) the Facility Termination Date (as defined in the Credit and Security Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to ASP following the occurrence and during the continuation of any other Termination Event, and (iv) the date which is 10 Business Days after Buyer’s receipt of written notice from ASP that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

“Transaction Documents” means, collectively, this Agreement, each Collection Account Agreement, the Credit and Security Agreement, and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Georgia; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Buyer’s interest in the Receivables is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Georgia, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions

“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Georgia, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit II

Places of Business; Locations of Records;

Federal Employer Identification Number(s); Other Names

Places of Business:

1170 Peachtree Street, Suite 2400

Atlanta, Georgia 30309

Chief Executive Office:

1170 Peachtree Street, Suite 2400

Atlanta, Georgia 30309

Principal Place of Business:

1170 Peachtree Street, Suite 2400

Atlanta, Georgia 30309

Locations of Records:

1170 Peachtree Street, Suite 2400

Atlanta, Georgia 30309

One Lithonia Way

Conyers, Georgia 30012

Highway 41 North

Emerson, Georgia 30137

1310 Seaboard Industrial Blvd.

Atlanta, Georgia 30318

Federal Employer Identification Number:      58-2633373

Legal, Trade and Assumed Names:                 National Chemical, Selig Chemical Industries, Zep

            Manufacturing Company, Enforcer Products

Exhibit III

NAMES OF COLLECTION BANKS; LOCK-BOXES & COLLECTION ACCOUNTS

LOCK-BOX	RELATED COLLECTION ACCOUNT
P.O. Box 945786 Atlanta, GA 30392-5786	Name of Current Account Holder: Account Number: Bank Name: ABA Number: Contact Person: Contact’s Tel: Contact’s Fax:	Enforcer Products, a division of ASP Lockbox #945786, DDA#2079900422649 Wachovia Bank of Georgia 061000227 Tracie Greene 800-590-7868 404-332-6898

n/a	Name of Current Account Holder: Account Number: Bank Name: ABA Number: Contact Person: Contact’s Tel: Contact’s Fax:	Zep Manufacturing, a division of ASP 2079900421190 Wachovia Bank of Georgia 061000227 Tracie Greene 800-590-7868 404-332-6898

P.O. Box 530737

Atlanta, GA 30353-0737

P.O. Box CH10697

Palatine, IL 60055-0697

Dept. LA21294

Pasadena, CA 91185-1294

Dept. 0905

P.O. Box 120001

Dallas, TX 75312-0905

Box 382012

Pittsburgh, PA 15250-8012

Box 382156

Pittsburgh, PA 15250-8156

	Name of Current Account Holder: Account Number: Bank Name: ABA Number: Contact Person: Contact’s Tel: Contact’s Fax:	Zep Manufacturing, a division of ASP 0373309 Mellon Bank, Pittsburgh, PA 043000261 Edith Rickle 412-234-6563 412-209-6082

P.O. Box 12118 Atlanta, GA 30384	Name of Current Account Holder: Account Number: Bank Name: ABA Number: Contact Person: Contact’s Tel: Contact’s Fax:	Enforcer Products, a division of ASP Lockbox #12118, DDA #3751911681 Bank of America 111000012 Louvenia Parker 404-607-5441 404-532-3404

Exhibit IV

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Receivables Sale and Contribution Agreement dated as of September 2, 2003 (the “Agreement”) between Acuity Specialty Products Group, Inc., a Delaware corporation (“ASP”), and Acuity Enterprise, Inc., a Delaware corporation (“Buyer”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, IN HIS OR HER REPRESENTATIVE CAPACITY ON BEHALF OF THE PARENT, THAT:

1. I am the duly elected                      of Acuity Brands, Inc., a Delaware corporation (the “Parent”).

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Parent has taken, is taking, or proposes to take with respect to each such condition or event:                                         ].

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered in the undersigned’s representative capacity on behalf of the Parent, all as of this      day of             , 200    .

[Name]

Exhibit V

Credit and Collection Policy

INTRODUCTION

The backbone of any credit function is the credit policy. A good credit policy encompasses the important actions of prevention, collection and administration. This policy will serve as a guide in determining how to handle given kinds of problems. But it rarely offers a definitive solution. The Credit Manager should exercise common sense when making decisions relevant to this credit policy.

The credit limit extended to a customer is an investment, a loan and a privilege. It must correspond to our terms of sale, desired market penetration and appetite for risk. Credit granting boils down to trust based on past performance and future prospects. It is important to get the facts, review all data, and consider both current conditions and past performance of each customer. Evaluate all information for an indication of future probability.

Three Roles Of Credit In Our Business :

•	Generate more profits through increased sales;

•	Insure sound value in Accounts Receivable (our most liquid business asset);

•	Acts as a business stimulant

Keys To Making Good Credit Decisions :

•	Knowing when you have enough information – when you can stop digging. If there is a doubt as to whether you reject or accept an order, it is usually desirable to keep searching for facts until the uncertainty is resolved.

•	Knowing when an investigation is merited. Know your information sources, how to use them and how much they cost. Reliable credit information costs time, effort and money. It is important to know which sources to use and when to use them.

•	Keep in mind the three basic actions and objectives in credit granting:

1) Prevention - reduce risk of bad debt losses by making good credit decisions,

2) Collection - of Accounts Receivable faster and accurately,

3) Administration - of the Accounts Receivable to gain more profits and sales.

“What was true yesterday may not be true today. What is true today may not be true tomorrow. But what you find are indications that point to truth tomorrow. Your profits depend on how well you find them.” - (Anonymous)

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	37

CALENDAR

Maintaining a clean, accurate Accounts Receivable should be one of the Credit or Branch Manager’s most important objectives. Proper record keeping will aid in swift collection of all accounts and lead to future sales. Meeting deadlines and knowing the work flow helps achieve these objectives.

MONTHLY

Terms	:	Net 30 days ; No volume or early-pay discounts Administratively approved products on Installment Plan

Close-Out	:	last day of every month

COD Suspense File	:	Reviewed each Friday

Statement of Account	:	Prints end of every month for select customers

Over 90 > $1000 RPT	:	Run report at branch and forward to Home Office by the 4th

Credit Collection Letter	:	Display Monthly Calendar on 1st of each month Review Customers Past Due Report Review / Update Protected Customer List Process Collection Letters Run Over 90 and Audit Report as necessary

ANNUAL

Fiscal Year		: September 1st to August 31st

Charge Offs		: December 31st and August 31st

Credit Balance Absorption		: June 30th

Sales Year		: December 1st to November 30th

Sales Volume Charge Backs		: November 30th

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	38

RECORD RETENTION

ACCOUNTS RECEIVABLE

	PERIOD	HOME OFFICE MICROFICHE
Accounts Placed For Collection Files	Indefinitely	NO
Aged AR - Microfiche	Indefinitely	YES
Aged AR	Discretionary	YES
Bad Debt Charge-Offs by Salesrep	2 Years	NO
Bad Debt Charge-Offs by State	2 Years	NO
Bills of Lading	1 Year	NO
Credit Balance Charge-Offs	2 Years	NO
Credit Memo	5 Years	NO
Customer Check Vouchers	As Needed	NO
Customer File	5 Years	NO
Customer Invoices	5 Years	NO
Customer Master Listing	Discretionary	YES
Daily Adjustment Register	5 Years	NO
Daily Cash Adjustment Register	5 Years	NO
Daily Credit Memo Register	5 Years	NO
Daily Credit Report (Failures/Overrides)	Discretionary	NO
Daily Intercompany Credit Memo Register	5 Years	NO
Daily Intercompany Invoice Register	1 Year	NO
Daily Invoice Register	5 Years	NO
Daily Register of 979313 Line Items	6 months	NO
Daily Register of Cash Receipts	5 Years	NO
Daily Report of Mismatched Cash	Discretionary	NO
Daily Summary of Entries to AR	2 Years	NO
Reports of Goods Returned	5 Years	NO

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	39

DSO FORMULA

The Method used to calculate DSO utilizes a three-month moving average of Sales, giving you the days in excess of 30. (The current month’s sales are all assumed to be in Accounts Receivable.)

The calculation formula follows:

(1)	Accounts Receivable Balance - Current Month’s Sales = Difference

(2)	Difference Average of Monthly Net Sales for 3 preceding months = Ratio

(3)	Ratio x 30 Days per Month = Days in Excess of Current Month

(4)	Days in Excess of Current Month + 30 Days in Current Month =
Number of Days Sales in Accounts Receivable

EXAMPLE

Accounts Receivable	Net Sales
N/A	OCTOBER	$1,000
N/A	NOVEMBER	960
N/A	DECEMBER	740

		$2,700	3 = 900 Average Monthly Sales
$1,100	JANUARY	800

The calculation formula follows:

(1)	$1,100 - 800 = 300

(2)	300 / 900 = 0.333

(3)	0.333 x 30 days = 10 days

(4)	10 days + 30 days = 40 Days Sales in Accounts Receivable

THIRD PARTY CREDIT REPORTS

We primarily sell commercial accounts and utilize Dun & Bradstreet and TRW to obtain credit information. A Dun & Bradstreet (D&B) report, in most cases, gives you sufficient information to make a credit decision. If not, a TRW report may be ordered. This report primarily lists trade credit experience.

Every quarter D&B sends us a tape to record our trade information. We send this tape back to D&B to update their database and once again they return the tape so we can “populate” our accounts with D&B DUNS numbers. The Instructional sheet on page 2 explains how to gain access to a DUNS number using your System.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	40

D&B - Things to know before you use this service.

Each year Home Office negotiates a contract with D&B regarding volume of use based on the previous year usage. At the end of the negotiations Zep is assigned a certain number of units. Each product and service from D&B is associated with a Unit value. When Zep requests a D&B product or service the unit is subtracted from the total number of units assigned to Zep. The dollar equivalent differs depending on Zep’s overall volume commitment and the total contract price is passed on to each branch regardless of usage.

D&B gathers their information from various sources, including : D&B Customers, Business Owners and Principals, Suppliers, Third-Party Sources, Courthouses/Statehouses, Banks, State and Federal Government Agencies, Telephone Listings, Daily Newspaper and Newswire Coverage. Uses of the Information Base ranges from Credit, Marketing, Purchasing, Strategic Planning, Legal, and Merger/Acquisition. D&B provides Credit information on over 9.7 businesses.

Certain Products have been approved by Home Office and are discussed in this section. These products include:

•	Reference Book of American Business. (No longer included in Company Contract). Provides summary information on 4 million most requested businesses in D&B database. Information includes Demographic Information (name, telephone area code, population, county or parish); Company Information (Name, phone number, Corporate relationship) ; Industry Codes (change indicators and Standard Industrial Class Codes); Ratings (D&B Rating, product availability, Year Started). Any branch wanting a Reference Book can call Home Office for a phone number to order this product. Prices range around $150 per book.

•	DunsVoice. Available to all branches, see section below for instructions. [Unit Value of 0.20 per call + additional information requested]. Provides summary information via telephone. Base information includes Rating and Year Started. Additional information available includes Business Summary [Unit Value of 0.50] and Payment Index [Unit Value of 0.30].

•	Reference Lookup. Request through Home Office - Credit & Collections. This is the electronic version of DunsVoice.

•	Business Information Report . (BIR) Request Report through Home Office - Credit & Collections, see section below. [Unit Value of 1.40] Provides detailed information on a business including : Summary Information, Special Events, Paydex, Top 10 Industries weighted payments, Payment Information, Updates, Financial, Public Filings, History, Operations.

•	Payment Analysis Report . (PAR) Request Report through Home Office - Credit & Collections, see section below. [Unit Value of 0.80] Provides detailed trade analysis of a company’s payments habits over a year. Breaks into sections based on aging and industry. Compares payments to Industry Standard using Paydex score.

•	Interact Report. Request Report through Home Office - Credit & Collections, see section below. The Equifax Principal Connection. [Unit Value of 0.45] Provides detailed information on principals of sole proprietorships and general partnerships that can help you further assess the creditworthiness of small businesses. This is a consumer credit report and is subject to the Federal Fair Credit Reporting Act (FCRA) and Equal Credit opportunity Act (ECOA) and Regulation B promulgated by the Federal Reserve Board.

Legal restrictions apply when using this report. Please see below section for additional information.

•	Predictive Scoring Services. Request Report through Home Office - Credit & Collections, see section below. Two types may be requested.

1) Commercial Credit Scoring Report [Unit Value of 0.80 - discount schedule is available.]

2) Small Business Credit Scoring Report [Unit Value of 0.25]

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	41

D&B - Common Terms

•	DUNS Numbers. (Data - Universal - Numbering - System) A sequentially generated nine-digit number that is assigned and maintained only by D&B and identifies unique business locations.

•	Rating & Symbols. This tool uses a two-part code to represent a firm’s estimated financial strength and composite credit appraisal. A rating may be based on a book financial statement or on a estimated financial statement submitted by the company. Please see the D&B pamphlet on page X for the Key and additional information.

Ratings are assigned to the company’s headquarters locations. For this reason, any report request through Home Office will automatically receive a headquarters report when available. Please note D&B has a policy not to rate a subsidiary higher than it’s parent corporation.

•	Paydex Score. This is a 1-100 dollar-weighted numerical score that indicates a company’s payment performance as reported to D&B. Scores are available on branch as well as single and headquarter locations. Following is the Paydex Score Key :

Paydex	Payment Expectations
100	Anticipate / 30 Days Sooner than Terms
90	Discount / 20 Days Sooner than Terms
80	Prompt / On Terms
70	Slow to 15 Days
60	Slow to 22 Days
50	Slow to 30 Days
40	Slow to 60 Days
30	Slow to 90 Days
20	Slow to 120 Days
UN	Unavailable

DunsVoice (Electronic Reference Lookup) / Reference Lookup

To obtain D&B summary information each branch Credit Department has access to an Electronic Reference Lookup (ERL). You will need a phone number or a DUNS number. Dial the toll free number, enter requested information at the prompt and write down the information using the provided worksheet. Detailed instruction are provided on page 5. The Worksheet is provided on page 6.

D&B Business Information Report (BIR)

Sometimes additional information is required. The BIR will give detailed information on the business. This report may ONLY be requested through Home Office - Credit & Collections. You should request this report when DunsVoice or Reference Lookup gives a Rating Under 4A2 and a Paydex under 70.

Payment Analysis Report . (PAR)

When an existing customer continues to pay x days late or if a significant credit extension is requested it may be necessary to analyze their payment history. Request of this report will automatically be forwarded to the Director - Credit & Collections for review.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	42

INTERACT - D&B Small Business Report

Small businesses play an increasing role in our economy. Finding information on start-up businesses and certain cottage industries isn’t always easy, particularly a small business which has limited, if any, commercial “track record.” You will need to know the principal’s name and home residence, and certify you have a permissible purpose, before ordering this report. Please be aware that your inquiry will be made available to that individual upon request.

Permissible purposes include : 1) principals of sole proprietorships or general partnerships; 2) individuals who have personally guaranteed or intend to guarantee personally a debt or obligation of a business or 3) individuals who have provided the subscriber with their written authorization to access their consumer credit reports.

Predictive Scoring Services

Both (Commercial and Small Business) scoring services help you evaluate your credit risk by predicting the likelihood of severely delinquent payment by the business over the next 12 months. Request of this report will automatically be forwarded to the Director - Credit & Collections for review.

Fax your requests to the Credit Fax Number - see next page for request form.

1.	Customer Name
2.	Physical Address (SHIP TO)
3.	Billing Address (BILL TO)
4.	Phone Number
5.	Duns Number - see ERL Instructions #4 on how to pull DUNS# from System.
6.	Indicate if you will wait for an Investigation
•	Sometimes D&B reports are not available and they must investigate the customer. Their investigation will take 2 to 4 days. If you are in need of a report within a day or two indicate on D&B request to Home Office.
7.	Indicate Your Name and Branch
•	So we know who to fax it back to.

D&B Request

Fax this sheet to Home Office Credit & Collections for a Credit Report.

Your Branch #	Your first and last name

Please send me the following D&B Report :

Typical Reports :		Reports Requiring Director Approval :
☐	Reference Lookup	☐	Payment Analysis Report
☐	Business Information Report	☐	Commercial Credit Scoring
☐	Interact Report	☐	Small Business Credit Scoring

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	43

Provide the following Required Information :

Customer Name _________________________________________________________________________________

DUNS Number _____________________________	Telephone No. _____________________________________

Business Physical Address ________________________________________________________________________

City _____________________________________	State ___________________	Zip ___________________

Optional Address ________________________________________________________________________________

City _____________________________________	State ___________________	Zip ___________________

Small Business Information :

Principal’s Name _________________________________________________________________________________

Residential Address ______________________________________________________________________________

City _____________________________________	State ___________________	Zip ___________________

Social Security Number (increases 100% hit) ____________________________________________________________

Indicate if you will wait for an Investigation :

Sometimes D&B reports are not available so they must investigate the customer in order to complete a report. Their investigation will take 2 to 4 days. If you are in need of a report within a day or two indicate on D&B request to Home Office.

☐	No, an Investigation is not necessary.

☐	Yes, an Investigation is necessary. There is no rush for this report. Take up to 4 days.

☐	Yes, an Investigation is necessary. RUSH - I need a report in days.

Additional Information :

(ERL) Electronic Reference Lookup

DunsVoice Access System with “Joyce the Voice”

1.	Dial the toll free number
2.	Prompt to enter subscriber number
3.	Prompt to enter PID number
4.	Prompt to enter telephone number of business or DUNS number
Enter Area + 7 digit number + # OR Enter 0 then DUNS Number + #

•	To obtain a DUNS number ask the customer for their number. Existing customers may have their number downloaded into our system. These numbers can be retrieved by:

•	Go to your TCL prompt : Looks like this >

•	Enter the following ENGLISH Statement :

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	44

LIST CUST A12345 NAME DUNS.NO

•	The system will search and respond in the following format:

A12345 BRAKE SHOP 123456789

5.	“Joyce” repeats phone number

6.	HIT/NO HIT

•	HIT : “Joyce” states the line of business, SIC code, State, Zip Code, and spells name of business.
•	NO HIT : “Joyce” asks if you would like to be connected with directory assistant to look up business. Enter “9” for YES or “6” for NO.

7.	“Joyce” asks, “Is that the company you are inquiring about?”

Enter “9” for YES or “6” for NO. (NO will connect you to Customer Service.)

YES : “Joyce” states the Rating, year started, worth.

“Joyce states confirmation number.

“Joyce states if payment and/or financial information is available.

8.	“Joyce” will then ask if you would like additional information. Under no circumstance should you pull any D&B Report using this telephonic system.

Additional Menu Options:		Commands:
PAYDEX	20	“YES”	9
Business Summary	30	“NO”	6
DUNS#	50	Pause	*
		Continue	7#
!!Do not use other menu options !!		Repeat	*44#
(other than those listed above)		Spelling of Co. name	*72#
		Spelling of Trade name	*74#
		Street Address	*75#
		City	*78#
		EXIT	0

ELECTRONIC REFERENCE LOOKUP (ERL)

WORKSHEET

DIRECTIONS:

1. Dial toll free number	1-
2. Enter Subscriber Number, followed by #.	#
3. Enter Personal ID Number, then #.	#
4. Enter one of the following, followed by #:
a. Telephone Number of business including area code - - #
or
b. “0” + Duns Number 0 - - #

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	45

COMPANY INFO: Initial Charge of .20 units

Line of Business	S.I.C. Code	Subsidiary or
Branch

Company Name

Street Address	City	State	Zip

D&B Rating Available?	Year Started	Confirmation #	Additional Info

OPTIONS (Additional Charges involved)

All information may not be available on every inquiry

PAYMENT INDEX - Press 20# Charge of .30 units

Company Payment Index	Industry Median Index

Average payment    on terms OR    Average payment    on terms OR      days beyond / sooner than terms.      days beyond / sooner than terms.

Number of Company Payment experiences

BUSINESS SUMMARY - Press 30# Charge of .50 units

Sales $ ________________ Steady	High Credit $____________	Trend Up Down

Net Worth $ ____________	% Experiences Slow ____________	History _________________

# Employees total ________	Placed for collection _______ times	Financial Condition ________

# Employees at location _________	Public Filings YES Year Started ________________________________

# Payment Experiences __________	Owner, Partner or CEO : title/name ______________________________

Average High Credit ____________	Financing Secured Unsecured

DUNS # - Press 50# Charge of .30 units		- -

ORDER REPORT THROUGH HOME OFFICE CREDIT ONLY

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	46

ZEP CREDIT CARD PROGRAM

WHY CREDIT CARDS?

In today’s business environment, companies are striving to reduce purchasing costs and associated accounting overhead. By using Credit Cards our customers can not only reduce hard purchasing costs, but also control spending through authorization limits on Credit Cards used by their purchasing managers.

A Credit Card program is more than an accommodation to our customers, it can be used as a selling tool.

BENEFITS TO THE ZEP REP, INCLUDE:

•	When opening new accounts, if the customer is going to pay with a Credit Card, a CREDIT APPLICATION IS NOT NECESSARY. Simply take the applicable Credit Card information (outlined below) and provide it to the branch with the order. The account is then set up similar to COD, if they decide not to use a Credit Card in the future, credit approval will be required.

•	ZEP currently accepts VISA, MASTERCARD and AMERICAN EXPRESS Cards.

•	COLLECTION FOLLOW-UP IS NOT NECESSARY as ZEP is paid by the Credit Card Company.

•	You spend more of your time SELLING, less collecting.

•	When you have a collection problem on past due invoices, originally billed on net/30 terms, suggest to the customer they use a Credit Card to clear the balance.

•	You provide your customer a payment alternative. Without waiting for their next check writing cycle, they can pay you now.

•	An order billed to a Credit Card gives you the assurance that SALES VOLUME earned will not be taken back as part of a bad debt charge-off. With a Credit Card order, the only way you lose volume is if the merchandise is returned and/or the customer claims the purchase was unauthorized (it pays to get the customer to sign an order) resulting in a charge back to ZEP. If the customer requests the Credit Card company charge back the sale to ZEP because of defective merchandise and a return does not occur, the charge to the Sales Rep will be determined in accordance with company policy.

•	Gives you and Zep a competitive advantage over companies not equipped to handle Credit Cards. Allows us to be competitive with companies that currently promote Credit Card capabilities.

NON ZEP-O-TRACK REPS

HERE’S WHAT YOU NEED TO DO:

1.	Fill out the Credit Card Authorization Form (ZDF 265) as shown on the attached example or list the following information on the order.

REQUIRED INFORMATION INCLUDES:

•	Customer Number

•	Customer Name

•	Type of Credit Card: (VISA, MASTERCARD, AMEX)

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	47

•	Credit Card Account Number

•	Cardmember or authorized signer as shown on Credit Card. (Have the customer sign the order or Credit Card Authorization Form, if possible.)

•	Credit Card Expiration Date

You may have customers with multiple card numbers. ZEP’S computer database will retain the appropriate Credit Card Number(s) for selection at order entry. You should note, some customers request that Credit Card Numbers NOT be retained in a database for security reasons. If the customer makes such a request you should so note on the order.

2.	Attach Credit Card Authorization Form to the order and fax, mail or deliver to branch. If the Credit Card Authorization form is not used you should ensure the required information listed above is on the order.

* A small supply of the Credit Card Authorization Form is provided for your convenience. Additional supplies may be obtained from your branch.

ZEP-O-TRACK REPS

HERE’S WHAT YOU NEED TO DO:

1.	In the Special Instructions box type : CREDIT CARD ORDER.

2.	When you fax your orders in, make a note of the following required Credit Card information on the cover sheet of your fax.

•	Customer Number

•	Customer Name

•	Type of Credit Card: (VISA, MASTERCARD, AMEX)

•	Credit Card Account Number

•	Cardmember or authorized signer as shown on Credit Card.

•	Credit Card Expiration Date

*	Procedure to handle Credit Card Orders in Zep O Track Release 2.0 is in development and will be passed along to you as soon as complete. Improvements scheduled for Version 2.0 include the ability to transmit a Credit Card Order. The transmission will include the required Credit Card information.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	48

BRANCH RESPONSIBILITIES

HERE’S WHAT THEY NEED TO DO:

1.	Branch Management may request a signed Credit Card Authorization form on initial Credit Card orders, unusually large orders outside of the customer’s normal purchasing habits or walk-in Credit Card customers. This will be beneficial if the sale is charged back to Zep due to customer disputes or errors in order processing.

2.	Prior to entering the order, the amount will be extended to include tax and freight.

3.	When the order is entered it will fail Credit until the sale is authorized through the Credit Card Company.

4.	The branch must obtain an Authorization from the Credit Card Company PRIOR to shipping the order. This process currently involves a phone call, but will eventually be automated. You will earn Sales Volume after the authorization is obtained and the Credit failure is overridden, just as with Non-Credit Card orders.

5.	If the Credit Card Authorization is DENIED, you may be asked to contact the customer to obtain another Credit Card Number or determine if the customer desires to pay on net/30 terms. May require Credit Application, subject to Company Credit Policy.

6.	After the Authorization is obtained, the order is shipped and invoiced.

7.	For Credit Card Credit Memos and invoices already on Zep’s Accounts Receivable System, branches must complete a Credit Card Authorization form, obtain the authorization from the Credit Card Company and fax to Home Office Credit for processing.

ACCOUNTS RECEIVABLE/COMMISSION UPDATES

1.	During nightly computer update, the authorized Credit Card invoice and payment is processed to the customer’s account.

2.	You will be charged one-half of the fee charged to ZEP by the Credit Card Company. The current fees are 2% for VISA and MASTERCARD, and 2.25% for AMEX. The fees are based on the TOTAL invoice amount, sales tax and freight included. {See the following calculated example}

3.	It is recommended that you increase your selling price by 2.5% (may vary by card type) to offset the effect of the Credit Card Fee on your Net Commission. Referring to the Commission Calculation example below, adding 2.5% to the Merchandise Sales Price would result in a Net Commission amount of $56.29, instead of the $53.80.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	49

EXAMPLE

CREDIT CARD SALE / COMMISSION / CALCULATION

The following example uses a 50/50 account split and a Credit Card Fee of 2.00%

Error! Bookmark not defined.$245.00	Invoice Amount

-20.00	Tax & Freight

225.00	Merchandise Sales Price

22.50	10% of Selling Price

90.00	Sales Cost

112.50	Total Cost for Commission Calculation

225.00	Merchandise Sales Price

-112.50	Total Cost for Commission Calculation

112.50

x 50%	Using a 50/50 Commission Split

56.25	Gross Commission Amount (25%)

-2.45	Credit Card Fee ($245 x 2.00% = $4.90) $2.45 Sales Rep portion 50% $2.45 Company portion 50%

$53.80	Net Commission Amount

23.91%	Commission Percentage (53.80 225.00)

COMMISSION UPDATE (CON’T)

The Monthly Commission Statement will show the Credit Card Fee charge for each Credit Card Sale in the column currently headed “DEBIT”. The heading has been changed to read “DB/CCF” (Debit/Credit Card Fee). If there is a “DEBIT” and a “CCF”, they are combined into one entry.

IF THE MERCHANDISE IS RETURNED:

1.	The contract ZEP signs with Credit Card Companies requires any Credit issued to the customer for merchandise billed to a Credit Card MUST be credited to the customer’s Credit Card. Accordingly, when a Credit Memo is issued for returned merchandise a credit will be processed through the same Credit Card that was originally charged.

2.	The Sales Rep will lose commission and sales volume on any returned merchandise.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	50

DEFECTIVE PRODUCT:

If the customer requests the Credit Card company charge back the sale to ZEP because of defective merchandise and a return does not occur, the commission and/or Sales Volume charge-back will be determined in accordance with company policy.

IF THE MERCHANDISE IS BACKORDERED:

It is necessary to WAIT until the merchandise is available for shipment before a credit card authorization can be obtained. Keep in mind we are reserving part of the customer’s Credit Limit, therefore authorized amounts are only valid for three (3) business days.

UCC PROGRAM

When a customer’s credit is not enough to secure payment OR if a large amount of credit is extended it may be necessary to have an Agreement signed. All Zep agreements incorporate a paragraph relating to a Secured Interest When a customer signs a secured interest to more than one party it is necessary to file a Financing Statement (UCC-1) with the Secretary of States Office. This filing will notify other creditors that should the debtor not be able to meet the financial obligations of our agreement, Zep will have first access to any assets set forth per our agreement.

Standard for filingError! Bookmark not defined.

For any Serial Number Equipment with an invoice total of $1000 or more and/or equipment sold on extended terms. A customer meeting this standard and criteria (see Criteria section) should sign an agreement which grants Zep Manufacturing Company a Security Interest and uses Agency Language. This policy is not to jeopardize sales, but to secure payment.

Criteria	for filing

The following criteria should be used to determine if Zep should take a secured interest in a piece of equipment or product(s):

• Type of Business - consider the industry Municipality vs. local car clean-up	• Years in Business - watch business less than two years.

• D&B Rating - lack of a rating or one lower than 3A2 or Derogatory information	• Terms - any equipment sold in excess of net 30.

• Large Dollar Amount Order Even if terms are net/30, equipment orders of $25,000 or more need to be filed.	• Large Inventory Order - Consignment or Pool Purchasing Arrangements.

• Zep Payment History - If customer continually pays slow, equipment sales should be secured.	• Overall Credit Worthiness - Determined by the Regional Branch or Credit Manager.

• Highly Rated Customers - With single equipment order $25,000 or more,	• Credit Card Accounts UCC not necessary. regardless of terms.

• National Accounts - Determined by size of order. Should be reviewed with Home Office - Credit.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	51

While this is not an inclusive list of criteria, these elements are common in the Credit decision. In addition to notifying you of equipment invoices that fall within the $1000 criteria, Home Office Credit will look at some of the aforementioned customer traits prior to requesting an explanation for not filing. Any questionable deals should be reviewed with Richard Caldwell, Director - Credit & Collections.

Definitions:

1.	Purchase-Money Security Interest : one taken or retained by the seller of the collateral to secure all or part of its price; The concept of PMSI is important in that it may permit a secured creditor to acquire an interest ahead of other secured creditors holding the same type of collateral. To perfect properly, the seller must have a security agreement covering the goods and file it within ten days after the debtor receives possession of the collateral.

2.	Secured Creditor : a creditor who holds security that will cover the amount the debtor owes him or her.

3.	Security Interest : an interest in real or personal property which secures the payment of an obligation. Under the Uniform Commercial Code security interests are limited to personal property and fixtures. The signed security agreement must contain a description of the collateral.

4.	Uniform Commercial Code [U.C.C.] a code of laws governing various commercial transactions, including the sale of goods, banking transactions, secured transactions, in personal property, and other matters designed to bring uniformity in these areas to the laws of the various states, and that has been adopted, with some modifications, in all states as well as in the District of Columbia and in the Virgin Islands.

How to file

Home Office has an on line filing system. This was installed to circumvent the complex network of State Rules concerning the filing of UCC documents and to streamline credit procedures where a perfected security interest is necessary. Filing these forms is not only a tedious task, but almost every State has a different procedure. The on line system involves entering information at Home office via PC and transmitting to Data File Services, Inc. who in turn will file the necessary UCC-1 documentation. Home Office Credit will be responsible for the entry and maintenance of this system.

Fax the following Documents to Home Office - Credit & Collections :

1) UCC Information Sheet *

2) Signed Agreement

* State Requirements - see below for more information

Timeline

Due to the nature of these filings it is very important to gather all information and fax it to home Office within 5 days of invoicing or shipment. The reason for this deadline is because other creditors will have a chance to file against the assets of the company depending on the agreement with the business. It’s a race to the courthouse and the first one there has a “perfected” filing. This puts Zep in a better position to recover assets.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	52

State Requirements

Certain states require specific information. Please make sure this information is present when faxing to Home Office. The following categories need to be reviewed when filing in the states listed below:

	REQUIRE COUNTY NAME	FED TAX ID & SS#	NO ABBREVIATIONS IN BUSINESS NAME	AGREEMENT COPY		AMOUNT
ARKANSAS	X
COLORADO		X
FLORIDA			X
GEORGIA		X
ILLINOIS			X
KANSAS		X
KENTUCKY	X = County filing only
LOUISIANA		X
MAINE				X
MASSACHUSETTS	X
MICHIGAN		X
MINNESOTA		X
MISSISSIPPI	X
MISSOURI	X
MONTANA	X	X
NEVADA				X
NEW HAMPSHIRE	X
NEW JERSEY				X
NORTH CAROLINA	X			X
NORTH DAKOTA		X
OHIO	X
PENNSYLVANIA	X			X
SOUTH DAKOTA		X		X
TENNESSEE						X
UTAH		X
VIRGINIA	X			X	**
WYOMING	X = County filing only			X

**	Virginia - send a clear copy of the agreement for Chesapeake City and the following counties: Amelia, Augusta, Chesterfield, Halifax, Henrico, Mecklenburg and Patrick.

Monitor Filings

A list of filings will be kept at Home Office Credit & Collections for a period of 5 years. After 5 years the filing is automatically terminated by the State. A list of filings by branch is available upon request. This list will periodically be mailed to participating branches in order to maintain an accurate database.

Terminating Filings

Filings will only be terminated upon request of a branch or a customer. The account will be researched to ensure the customer has paid for or returned the equipment in question. Upon receipt of the terminating statement the customer will receive a letter with copies that Zep no longer has a lien against their business.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	53

Expense

State filing fees will be disbursed by Home Office and charged to branches on a monthly basis. The filing service charges $9.75 per transaction for use of this service.

[GRAPHIC APPEARS HERE]

UCC INFORMATION SHEET

FAX with Agreement to Home Office - Credit 404-350-6268            Please PRINT ALL Information

1. Invoice Number : __________________________________

2. Customer Account Number / Branch : __________________________________

3. Filing Type : (mark one )

Equipment Sale Equipment Lease Equipment Rental

4. Entity Type : must include Owners Names for Partnership and Sole Proprietor

Corporation Partnership (list at least 2 names) Federal Tax I.D. # ______________________________________

Owners Names if Partnership ________________________________________________________________________

Sole Proprietor - Please provide the following information

Owners Name ______________________________________ Social Security #_______________________________

5. Customer Name : Exact Legal Name / Parent Company’s Name

________________________________________________________________________________________________________

D.B.A.(if applicable) ________________________________________________________________________________________

6. Location of Equipment : Street ___________________________________________________________________________

City _________________	State ______________	Zip ____________________	Country _________________

7. Equipment and/or Product Description : (as listed on invoice)

Qty	Product Number	Description	Serial #

_____________________	_____________________	___________________________	________________________

_____________________	_____________________	___________________________	________________________

8. Price $ ___________	Delivery Date _______________________________		Terms __________________

HOME OFFICE CREDIT DEPARTMENT ONLY

DATE FILED	TRANSACTION #

DFS #	TERMINATED INFO

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	54

COLLECTION OF ACCOUNTS RECEIVABLE

DELINQUENCY

Delinquency is a pitfall which faces every company selling on credit. The ever changing economic conditions in various parts of the U.S. dictates a flexible collection program to control delinquency. The most important person in our collection program is the Sales Representative. For this reason the phrase, “Know who you’re doing business with.” becomes a very important by-law for the Sales force.

METHODS TO NOTIFY CUSTOMER OF PAST DUE BALANCE :

1. The Monthly Statement. All customers having a debit balance of more than $5.00 will receive a monthly statement. If the account has been coded “B” (placed and to be charged off), OR “1” (Cash On Delivery), OR “2” (Cash In Advance), a statement will NOT be generated. See Section 2 regarding COD and CIA. If the account is delinquent, a message is printed by the computer, the message is increased in firmness as the delinquency progresses to a point where the account is 90 days or more past due. See Section 7 for printing procedures.

2. The Credit Collection Letter System. This automated system is comprised of three series of letters consisting of five varied letters. The three series are divided in aging categories of 45-60 days, 61-75 days and 76-90 days. The system is designed to insure a particular letter format will not be repeated in less than six months. The collections letters that are created for mailing to customers include invoices to back up the balance due.

An audit confirmation is available in the system, along with a monthly report, by Sales Representative, of accounts exceeding 90 days past due. Branches retain the ability to identify special customers for whom collection letters should not be sent.

The complete procedure on the Credit Collection Letter System is in Section 8.

3. Branch Reports. Several AR reports can be pulled from the Branch Reports Menu. Regional Credit Managers should monitor the status of accounts using these reports on a monthly basis. These reports and options are discussed in detail in Section 17.

•	From the Aged AR Menu, Option #5, “Over 90 and Balance Greater than $1000” Report needs to be run and forwarded to Home Office by the 4th of each month.

•	From the Customer AR Status Reports Menu, you may choose different categories to review the AR status of all customers.

4 . The Personal Touch. Over 90 day customers do not receive automatic collection letters. At this stage of delinquency, it is a good idea to resort to phone calls. As well, a good personal letter is an effective means of collection. When an account reaches 90 days past due, collection efforts should be accelerated. A credit jacket (Form ZDF-50) should be prepared and all collection follow-up should be logged on the front. When an account reaches 120 days past due, a final demand letter should be sent, giving the customer 5 days to respond. If the customer fails to respond, the account should be placed with a collection agency or the Home Office Credit Department.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	55

5 . The Sales Reps AR Hotsheet. Begin at “Branch Reports Menu” and select option #32 A/R HOTSHEET. This is the A/R Hotsheet Report initial display:

A/R HOTSHEET REPORT

Report Column Headings

(Y) Invoice date

(Y) 45—60 days

(Y) 61—90 days

(Y) 91—120 days

(Y) Over 120 days

Report based on ALL reps.

[A]ll reps, [S]pecify reps,

[C]hange headings, [P]rint report, or e[X]it :

There are several options available:

[A]ll reps	Press ‘A’ followed by [ENTER] to produce the report for all sales reps.
Note: This is the default. It is only necessary if reps have been specified and you want to reset to all reps.

[S]pecify reps	Press ‘S’ followed by [ENTER] to specify which sales reps will show on the report.

[C]hange options	Press ‘C’ followed by [ENTER] to change the report column options.

[P]rint report	Press ‘P’ followed by [ENTER] to print the report.

e[X]it	Press ‘X’ followed by [ENTER] to exit report.

5 . The Sales Reps AR Hotsheet. [Continued]

SPECIFY REPS

Sales reps are specified on this screen. There are several options available:

[A]dd	Press ‘A’ followed by [ENTER] to add new reps to the list. Enter the three digit code assigned to the sales rep.
[D]elete Press ‘D’ followed by [ENTER] to delete an entry.
[I]nsert	Press ‘I’ followed by [ENTER] to insert an entry.
[M]odify Press ‘M’ followed by [ENTER] to change an entry.
[P]age	Press ‘P’ followed by [ENTER] to specify the page number.
[S]ave	Press ‘S’ followed by [ENTER] to save the list of reps.
e[X]it	Press ‘X’ followed by [ENTER] to return to the initial A/R Hotsheet display.

Notice	that the report is now based on SPECIFIED reps.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	56

CHANGE HEADINGS

Notice that “([Y]es or [N]o)” is displayed next to the current column to be changed. Press either ‘Y’ or ‘N’ followed by [ENTER] to specify whether or not you want the current column displayed on the printed report. If you just press [ENTER], the option will remain as it is. There are several column headings:

Invoice date	Will print the invoice date next to the invoice number.
45—60 days	Will include the 45-60 column on the report.
61—90 days	Will include the 61-90 column on the report.
91—120 days	Will include the 91-120 column on the report.
Over 120 days	Will include the OVER 120 column on the report.

PRINT REPORT

If the print option is selected, the report will begin to select the records for the report. Once the report is completed, there will be a spooler entry displayed and the user will be prompted to press [ENTER] to continue.

This is a sample report.

15 MAY 1997             ACCOUNTS RECEIVABLE HOTSHEET             PAGE             1

FOR 033—FELDMAN, RICHARD

CUSTOMER NAME REMARKS	45-60	INVOICE DATE	WATCH IT 61-90	INVOICE DATE	TROUBLE 91-120	INVOICE DATE	GONE! OVER 120		INVOICE DATE
GSA ACCOUNTS PAYABLE							#	51026974	06/20/96
KANSAS CITY MO								$90.99	—
ACCT# GSA00402
PHONE 206.931.7932
Totals	$0.00		$0.00		$0.00			$90.99	AR
$1689.31
SALESREP TOTALS
SALES VOLUME AT RISK	$0.00		$0.00		$0.00			$90.99
COMISSION AT RISK	$0.00		$0.00		$0.00			$18.42

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	57

PLACEMENT OF ACCOUNTS (“B” Coding)

Who & What :

Bad debt expense represents a sizable portion of total expenses and a strong effort must be made to control this critical area. Once it has been determined an account is not going to pay, as a result of in-house collection efforts, it is necessary the account be placed for collection. The Regional Credit Department will be responsible for “B” coding accounts, as well as the accompanying bookkeeping.

When :

It is important accounts be placed for collection at the time they are 120-150 days past due. Accounts are easier to collect early in the delinquency and some agencies charge more, or will not handle accounts with balances older than 6 months or 180 days past due. Therefore, one of your goals should be the timely placement of past due accounts, with 120-150 days past due being the target area.

How :

The Customer Account must be “B” coded by changing Credit Status (Item 10 in Customer Maintenance) to “B”. This is accomplished by accessing Customer Maintenance (Item 4 on the Data Entry and Inquiry Menu). You will have an option of “Inquiry, Modify, Delete” as well as other options. To B-Code, you should choose “Modify” and enter the customer number to be B-Coded. Item 10, Credit Status will change to “B”.

The system will calculate the Sales Representatives Commission to be charged back. Notify the Sales Rep through Credit Department Memo (ZDF-IS-S2). The Sales Rep should be notified of this action by preparing the Memo from the Credit Department (ZDF-IS-S2) reflecting the commission charged back.

If partial payments have been made to one or more invoices., you must manually calculate the amount of commission to be charged back. You should consult the commission statement to obtain the original amount of commission earned on invoices billed to the account. The appropriate commission should be charged back utilizing a commission adjustment form (ZDF-IS-SI-79) with a Code 83.

Legal Issues :

Accounts that require monitoring for Bankruptcy, Bulk Transfer, Out of Court Settlement, Receivership, Benefit of Creditors Committee, or any special negotiations should be placed with Home Office - Credit & Collections regardless of amount. Special placement procedures apply to these customers, please see section below.

Placements (by Dollar Amount) :

1)	Accounts with balances less than $500.00 should be placed with a local collection agency. Credit Managers should review agency proposals with the Regional Credit Manager. As collection fees on small balances can be high, it is important for the agency to provide a “free demand period”. Free demand allows us to remain in control of the account, while using the agency’s name. Most agencies offer from 10-30 days free demand. If the debtor pays during the free demand period, there is no charge to Zep. Conversely, if the account remains unpaid, the agency initiates normal collection procedures in our behalf, usually on a contingency basis of 15-35%.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	58

Placements (by Dollar Amount) : [Continued]

2)	Accounts with balances in excess of $500.00 should be placed with the Home Office - Credit & Collections. The preparation of the placement file shall be completed by the Regional or Branch Credit Department. The Regional Manager may delegate placement authority to Branch Managers, but only after consultation with the Home Office Credit Department.

•	Form ZDF-365 “Account Placement” should be completely filled out and attached to supporting documentation.

•	When placing a National Account, also complete Form ZDF-208 “Collection Summary - National Accounts”. Send the Yellow copy to the National Account Manager, and the White Copy to Home Office with the placement package.

•	Mail to Home Office - Credit & Collections. Supporting documentation should include an open items statement, copy of the credit application, all open invoices, any signed agreements, UCC information, and copies of any correspondence to and from the customer.

Placement Procedures For Bankruptcy (Or Legal Issues):

Upon receipt of ANY letter or form document regarding Bankruptcies, Bulk Transfers, Out of Court Settlements, Receiverships, Benefit of Creditors Committee, or any special negotiations; research open accounts first and “B” code immediately to prevent additional orders from shipping.

If an open account is not found research charge off records for a possible debt. In bankruptcy cases involving individuals it is helpful to call the debtors attorney and ask for the name of the business and/or the amount listed on the debtor’s Schedules owing to Zep. This Notice was sent to Zep for a reason - research it. It is possible that Zep did business with the debtor and the debt was paid in full. Zero balances should be reported to Home Office - Credit & Collections.

Prepare the appropriate documents and send to Home Office - Credit & Collections, Attention : Bankruptcy. The following information needs to be sent for every Bankruptcy. If there is a zero balance attach account number and branch number to the bankruptcy paper(s). Home Office keeps a supply of Bankruptcy Jackets (specially designed) which will be used to organize the case, so a Credit/Collection File jacket is not necessary.

1) Zep Account Placement Form : ZDF-365 (6/88)

2) Notice of Commencement (or other data referencing the bankruptcy case.)

3) Invoice Copy(s)

4) Signed Agreement(s), if applicable

5) AR Status Sheet

Keeping Branch Records

Each Branch and Regional Office should keep a copy of all bankrupt accounts, regardless of amount, for future reference. Using a list will help keep research time to a minimum. Using a Lotus or Excel Spreadsheet will allow you to keep up with each case. Each column should contain the following information : Case Year / Case Number / Legal Bankrupt Name (use the first if there are more than one) / Zep Account Name (if significantly different from Bankrupt name) / Account Number / Branch Number / Debt Amount / Month - Year Placed / Status to Date (i.e., PIF,SIF...)

Additional Information will be kept at Home Office. Bear in mind a bankruptcy case can go on for 10 + years and you will receive a number of paper work. It’s not necessary for you to keep copies of this information as a master file will be located at Home Office - Credit & Collections. Forward all original paperwork to Home Office - Credit & Collections with the account number and branch number at the top.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	59

PREFERENCE ACTIONS

There is a 90 day window prior to the Petition Date of a Bankruptcy in which any payments by the debtor to a creditor could be considered preferential over other creditors. The Estate has the right to request these amounts returned to the estate. This request can come at any time during the course of the bankruptcy. All requests concerning Preference Actions should be immediately forwarded to Home Office - Credit & Collections : Attention Bankruptcy. Failure to do so will result in a default judgment against Zep with additional penalties.

The account will be researched and answered by Home Office - Credit & Collections. Should money be returned to the debtor’s estate, the Regional Credit Manager will be notified. This amount will be debited from the Branch Recoveries. If the Sales Rep is still employed by Zep, charge back 100% Volume and 100% Commission (use rate on original order) as to the Preference Payment. DO NOT make any adjustments based on the original letter. Make adjustments ONLY when notified by Home Office - Credit & Collections.

CONTINUING BUSINESS RELATION AFTER PLACEMENT (“B” Coding)

Automatically limited to one of the following: COD, Cash in Advance, Sales Representative to Guaranty, Credit Card or Security Agreement. National Account Customers will not lose pricing status; however, payment method is limited to alternate methods. In any situation, the Branch Manager or Credit Manger must contact Home Office - Credit & Collections to discuss the next appropriate step.

If the “B” coded account is being resold, a new account should be set-up. The customer should be reducing any “B” coded balance on a regular basis or COD purchases will be discontinued. If the Sales Rep has guaranteed the new account, this will not be the case.

BANKRUPTCY : Continuing Business Relations - Chapters 11 & 13

A debtor emerging from a bankruptcy case, notified by an Order Closing the Case, may still be financially weak. Remember that the Plan of Reorganization could be carried out over a time span of 10 or more years. For this reason accounts must remain on the same status. A change in Status will be available only upon review 6 months after “Plan” payments to Zep begin. This review must be made by the Branch Manager/Credit Manger and Home Office - Credit & Collections.

PAYMENT AFTER PLACEMENT (“B” Coding)

After a “B” coded account has been charged off, payments, credit memos and adjustments should not be applied to the account. Payments should be applied to recoveries and adjustments and credit memos should be manually posted to the file. Any change in the customer’s balance must be transmitted to the Home Office Credit Department via payment notification (ZDF-46). Home Office - Credit & Collections will send an Account Status Report to notify a Branch of any changes regarding the account.

Special care should be taken when issuing a credit memo to a “B” coded account with a balance. The credit memo will charge back the Sales Rep’s commission. As this was done when the account was “B” coded, a commission adjustment must be completed to offset the double entry.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	60

ADMINISTRATION OF ACCOUNTS RECEIVABLE

DUPLICATE PAYMENTS

All payments are to be reconciled prior to applying to Accounts Receivable. If a duplicate payment is received the customer should be contacted for direction of how to apply the check. If the customer can not be contacted by phone, send a duplicate payment letter. The check should be retained in a safe and monitored by the Branch/Regional Manager for thirty (30) days or until the matter is resolved, which every comes first.

The duplicate payment letter is to be forwarded to all customers who remit in duplicate, with a copy retained in a follow-up file. After fifteen (15) days, if there has been no response, a photocopy of the letter should be sent marked “second request”.

If after the second fifteen (15) day period, thirty (30) days from receipt of the check, there is no response, the check should be applied to the customer’s account. A copy of the letter and check should then be placed in the customer’s file.

It is always company policy, regardless of the age of the credit balance, to refund duplicate payments, provided the customer does not have a balance on the account or another account. In all cases, we should apply any duplicate payments to related account’s past due invoices

CREDIT MEMOS

Mail credit memos to customers in the following situations :

•	does not zero the entire invoice. Note on CM “Short pay on original invoice”

•	original invoice has been paid in full and the CM will create a credit balance

•	customer request - you may want to advise customer how to use the CM

DO NOT MAIL if the following apply:

•	the CM clears the invoice in full and the Account Balance is zero.

•	Re-bills

•	B - Coded Accounts

REFUNDS

Upon receiving a request for a Customer Refund, the credit balance must first be verified. It is against Company Policy to refund money to a customer who does not have a credit balance. After verification of the credit balance, a “Request for Check” (Form ZDF-95) should be completed in duplicate and an “Adjustment to Accounts Receivable” (Form ZDF-IS-C3) completed in duplicate and approved by the Manager or designee.

After approval, the account should be debited with an Activity Code “22” adjustment. The entry date should be noted on the Adjustment Form, one copy of the “Request for Check” and one copy of the Adjustment Form, along with the source document or letter that initiated the request, should be sent to Home Office—Credit & Collections. Additional documentation includes:

•	Credit memos, if applicable

•	Duplicate Check copies, if applicable

•	Customer Status Report (DCR)

•	Written request from Customer or if verbal, indicate person’s name and date of request

Carbon Copies should be retained in a suspense file at the Branch until the check is received from Home Office. The customer’s check should then be mailed can copies of all documents placed in the customer’s file.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	61

When the Daily Cash Reconcilement Summary (Form ZDF-90) is prepared, the customer refund adjustments must be listed on the reverse side. This is very important, therefore, it should be coordinated in the Regional Office between the Cash Receipts and A/R Adjustment areas.

DISCOUNTS

With few exceptions, our terms are net 30 days. Generally, we do not offer volume or early pay discounts. However, occasionally customers will take discounts without explanation. When this occurs, it is important to take the appropriate follow-up action to clear the remaining balance.

When a customer check underpays an invoice, it will appear on the “Daily Report Of Mismatched Cash Applications”. This report should be reconciled on a daily basis. The cash receipts program will permit discounts of $1.00 or less to be adjusted at the time of check posting.

If a customer takes a discount greater than $1.00 but less than $10.00 the Branch Manager or Regional Credit Manager should contact the Sales Representative to ascertain why the discount was taken and how the balance will be cleared. Should the Sales Representative not respond within 30 days and the discount balance remains, an A/R Adjustment (ZDF-IS-C3) should be processed, crediting the account. A Commission Adjustment (ZDF-IS-SI) should also be processed, charging one-half of the discount taken, to the Sales Representative. If the customer persists in taking discounts on future payments, the A/R Adjustment and Commission Adjustment should be processed immediately.

When a customer takes a discount of $10.00 or more, a letter should be written to the customer, copy to the Sales Representative, to ascertain why the discount was taken. Should the Sales Representative not respond within 45 days, and the discount balance remains, a price adjustment should be entered, clearing the balance. When the price adjustment is entered, the Sales Representatives Commission Account will be charged 45% of the adjusted balance, and sales volume will be lost.

RETURNED CHECKS

Upon notification from the bank that a check has been returned unpaid, please determine the reason for non-payment. In most cases, the reason will be one of the following :

•	Insufficient Funds (NSF)

•	Account Closed

•	Bankruptcy - Refer to Maker

•	Check Irregularity

An Accounts Receivable Adjustment (ZDF IS C3) must be prepared and entered as a code “25”, charging the NSF check back to the applicable payment (Code 33) on the customer’s account. If the invoice has been cleared from the AR, you must place the code “25” - On Account. Depending on why the check was returned you may or may not be able to redeposit it. See below for additional information.

For any return check, the customer will be charged a $15.00 fee. This may be accomplished by issuing a Debit-Collection Fee Account Receivable Adjustment (ZDF IS C3). Please note you will not charge this fee to Bankrupt Accounts.

RETURNED CHECKS [Continued]

The Branch Cash Posting Clerk should list all returned checks on the Daily Cash Reconcilement Summary, Form 90. The listing should include the customer’s name, account number and amount of NSF check. A copy of ALL code “25” A/R Adjustments should be attached to the Form 90.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	62

All branches should maintain a “Return Check” file. A copy of the returned checks, whether first or second deposits must be placed in this file. The check copy should be noted with the date for charge-back and disposition. Branch managers should review this file weekly to assure the necessary A/R Adjustments have been made.

Insufficient Funds - Immediately upon receiving notification of an NSF check, the branch Manager should notify the customer in writing, with a copy to the Sales Rep. Redeposit the check and instruct the customer to deposit sufficient funds to allow clearance of the check. If the check has been returned a second time the customer must be instructed, in writing, to remit certified funds within 7 to 10 days, depending on the governing state law.

Redeposit the check and post as a code “33” payment. If the check is returned the second time, prepare an Accounts Receivable Adjustment (ZDF IS C3) and enter as a code “25”. It is recommended that you now send the check to your bank for “Forced Collection”. This technique provides for the bank to hold the item until there are sufficient funds in the account to cover the check. The holding period inmost banks is 7 to 10 days. A cover letter to the bank should request if the check is made good, remission of their check less the bank service charge for collection. A 15 day follow-up is recommended for this action.

Placing a check for “Forced Collection” is not considered to be a deposit. When the debtor check is good, the bank will issue their check, or credit our account, which will be posted against the Code “25” A/R entry on Zep’s books. If your account is credited you will be notified by Home Office Accounting to issue a CM (Miscellaneous Credit). Enter a collection fee adjustment to offset the bank fee.

Please note most banks send NSF checks to the branch. However, if for some reason Home Office Accounting received the NSF check directly from the bank, it will be forwarded to your branch for necessary handling and adjustments.

Account Closed

When returned checks are marked “Account Closed”, the customer should be notified in writing, requiring certified funds within a 7-10 day period, depending on the applicable state law. It is not necessary to redeposit returned checks marked “Account Closed”.

Bankruptcy - Refer To Maker

When returned checks are marked “Bankruptcy - Refer to Maker”, do not notify the customer, do not redeposit the check, and do not charge the customer the $15.00 fee. You are prohibited by Federal Law to pursue collection. Refer to the Placement Section for B-coding instructions with regards to Bankrupt Accounts.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	63

Irregular Signature / Amount / Date

When returned checks are marked “Irregular Signature or Amount”, it will be necessary to determine if the check may be corrected for re-depositing. If you are unsure as to the proper action, please refer questions to Home Office Accounting or Credit & Collections. Do not charge the customer the $15.00 fee.

There are several tips to quickly correct an irregular check:

•	Stale Date - place an asterisk (*) next to the incorrect item and type “see over”. Endorse the check to say “Correct date is ??/??/??”

•	Wrong Amount - place an asterisk (*) next to the incorrect item and type “see over”. Endorse the check to say “Correct amount is $?.?? Guaranteed by Zep Manufacturing.” With Branch Manager signature and title.

•	Missing Signature - type “Missing endorsement guaranteed by Zep Manufacturing” with Branch Manager signature and title.

With this guarantee you are telling the bank that you will reimburse it should the maker claim that the check was paid in error.

A/R (CASH) TRANSFERS

It’s critical the following procedures be followed as errors create imbalances in the Accounts Receivable, necessitating additional reconcilement work and hindering the month-end close-out process. It’s important cash and CM/DM’s not be posted after finalizing on the day of close-out because it creates an imbalance in the Accounts Receivable and is carried forward into the subsequent month.

OUTSIDE REGION

When a branch receives a check for payment of an invoice billed by another branch, outside of the region, it should be sent to the appropriate branch immediately.

WITHIN SAME REGION

Cash transfers between branches within the same region should be processed as CM’s and DM’s not by A/R check.

A/R Transfer Adjustments between invoices on the same account or to transfer amounts between different accounts (within the same branch) requires the completion of the Accounts Receivable Adjustment Form, as a record and a source of reconstruction in the event of down-time.

MULTIPLE REGIONS

Checks including payment for invoices in multiple branches and regions, should be applied by invoice on the appropriate account. The amount pertaining to other branches should be posted “On Account”. The account should then be Debited (Activity Code 22) and a check request completed and forwarded to Home Office—Credit & Collections, requesting a “Zep” check be sent to the applicable branch.

Copies of the supporting documents should be placed in the customer’s file. Further, the code “22” and “DM/CM” entries should be entered on the reverse side of the Daily Cash Reconcilement Summary (Form ZDF-90).

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	64

ACCOUNTS RECEIVABLE ADJUSTMENTS

It is important to know the proper A/R adjustments to be made and the purpose of each. Following are the various adjustments, the intent of each and resulting activity codes.

Sales Tax

This adjustment is to be used only after receiving the proper documentation that the customer is tax exempt. In certain cases, it may be necessary to add tax. A Debit will create an activity code “DT” and a Credit will create an activity code “CT”.

Freight

This adjustment should be used when it is necessary to add or delete freight on an account. A Debit will create an activity code of “DF” and a credit will create an activity code of “CF”.

Discount

This adjustment is to be used only to adjust minor amounts (less than $10.00) to clean an account. The Sales Representative should be charged, on a Commission Adjustment, one-half of the balance adjusted. A Debit will create an activity code “CD”.

Refund

This adjustment should be used when issuing a refund to a customer or to another Zep branch when transferring payments outside of the region. A Debit will create an activity code “22” and a Correction or a Credit will credit an activity code “21”.

Returned Checks

This adjustment must be used for all returned checks charged back the first or second time. A Debit will create an activity code “25” and a Correction or Credit will create an activity code “24”.

Bad Debt Charge-Off

This adjustment is never to be generated from regional or branch levels. Creates Activity Code “70”.

Credit Balance Charge-Off

This adjustment is made once a year. Home Office—Credit & Collections will advise the Branch or Regional offices of the timing of this adjustment. It will create an activity code “82”.

Collection Fee

When a collection agency collects an account, they normally remit to Zep less their collection fee. As an example, an agency collects $100.00 from an account and charges Zep a $25.00 collection fee. The agency remits $75.00 to Zep, retaining their fee. The $75.00 would be processed as a code “33” (Payment on Account). The $25.00 fee would be credited to the account as a Collection Fee. This would create an activity code “96”.

Miscellaneous Debits and Credits

Miscellaneous adjustments should be used in specific situations only. Home Office - Credit & Collections instructs regional offices to make miscellaneous adjustments in connection with:

1. Payments received at Home Office or in distribution of funds from National Accounts.

2. When customers request refunds on credit balances that were previously absorbed.

3. When transferring customer payments to another Zep Branch within your Region.

4. When charging back a guaranteed account.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	65

A copy of each Miscellaneous Adjustment must be forwarded to the Regional Credit Manager. As well, a copy must be attached to the Form 90. A Debit creates an activity code “DM” and a Credit creates an activity code “CM”.

If there are questions concerning the usage of miscellaneous adjustments you should contact Home Office - Credit & Collections.

Accounts Receivable Transfer

This adjustment is for use in transferring funds from one account to another within the same branch or to offset Debits and Credits on the same account. An activity code “01” will be generated by either a Debit or Credit.

The above mentioned adjustments should be generated using Form ZDF-IS-C3. Please use the remarks section to explain your entries.

Zep Manufacturing Company Credit & Collections Policy & Procedures - Revision 1998	66

ACTIVITY CODES & DESCRIPTIONS

01 - A/R Transfer	85 - Acrued Charge Off (DB)
11 - Customer Order - regular	86 - Collection Fee Debit
12 - Customer Order - EP	87 - Term RT II Chg-Off (CR)
13 - Sales Rep Order - Merch	88 - RT II Wipe-Off (DB)
14 - Customer Order - phone	89 - Book Sales (CR)
15 - Installment Invoices	90 - Bad Debt Charge Off
16 - Sales Rep Order - novelties	91 - Term RT Chg-Off (DB)
17 - Customer Order - mail	92 - Credit Balance Charge Off (CR)
18 - Customer Order - rush	93 - Comm. Charge Back Bad Debt (CR)
19 - Customer Order - rush batch	94 - Ledger Sales (CR)
20 - Customer Order - future	95 - Accrued Charge Off (CR)
21 - Customer Refunds - Adj.	96 - Collection Fee Credit
22 - Customer Refunds	97 - Term RT II Chg-Off (CR)
24 - Returned Checks - Adj.	98 - RT II Wipe-Off (CR)
25 - Returned Checks	99 - Book Sales (CR)
28 - Customer Order - Inter Co.	AI - Accrue Interest
29 - Customer DM - Internat. Int. (DB)	C0 - Customer CM - interco return merch
32 - Cash Receipts - Adj.	C1 - Customer CM - interco p/u by rep
33 - Cash Receipts	C2 - Customer CM - interco defective
34 - Misc. Receipts	C3 - Customer CM - interco damaged/lost
40 - Freight Out	C5 - Customer CM - interco price adj.
42 - Freight on Return	C8 - Customer CM - interco rebill
43 - Comm on Spec - B/O	CD - Credit Discount
44 - Other Commission Debits	CF - Credit Freight
45 - Phone Charges	CI - Credit Interest
46 - Donations/Advertising	CM - Credit Adjustment Misc (07)
47 - Salesreps Invoice Freight	CT - Credit Tax
48 - Other Misc. Adjustments	DD - Debit Discount
49 - Commission Draw Checks	DF - Debit Freight
50 - Freight Out (CR)	DI - Debit Pastdue Interest (DB)
52 - Freight on Return (CR)	DM - Debit Adjustment - Misc AR
53 - Commission Spec - B/O (CR)	DT - Debit Tax
54 - Other Commission Credits	E0 - Customer CM-EP rtn merch
55 - Phone Credits	E1 - Customer CM - EP p/u by rep
56 - Donation/Advertising Credits	E2 - Customer CM - EP defective
57 - Sales rep Inv. Freight (CR)	E3 - Customer CM - EP damaged/lost
58 - Other misc. Credits	E8 - Customer CM - EP rebill
59 - Commission Draw Check (CR)	MC - Returned Checks Adj (MLC)
70 - Customer CM - returned merch	MD - Cash Recipts Adj (MLC)
71 - Customer CM - PU by rep	MN - Returned Checks (MLC)
72 - Customer CM - defective	MO - AR Debit from Transfer (MLC)
73 - Customer CM - damaged/lost	MP - Cash Receipts (MLC)
74 - Insurance Liability Claim	MR - AR Credit from Transfer (MLC)
75 - Customer CM - price adj.	PI - Paid Interest
76 - Salesrep CM - merch	RC - CS RT Manpower wipe-off CM
77 - Salesrep CM - novelties	RD - CS RT Manpower wipe-off DM
78 - Customer CM - rebill	X1 - Credit Card Cust Ref Adjust. (CR)
79 - Customer CM - Internat. Int (CR)	X2 - Credit Card Cust Ref (DB)
80 - Bad Debt Charge Off (DB)	X3 - Credit Card Cust Payment (CR)
81 - Term RT CHG-OFF (CR)	X4 - Credit Card Adjust Cust RTN CHK (CR)
82 - Credit Balance Charge Off	X5 - Credit Card Cust RTN CHK (DB)
83 - Comm. Charge Back Bad Debt (DB)	X6 - Credit Card Cust Payment Adjust (DB)
84 - Leger Sales (DB)

CHARGE-OFFS

The following procedure is to be conformed to regarding August and December Charge-Offs. All “B”- coded accounts, in the Customer Master File on the system, which remain unpaid on August 31st and December 31st, will be deleted from the Accounts Receivable and charged to Bad Debts.

All customer maintenance must be completed prior to the end of the month, as the data center requires one day for updating files. Any account not properly updated will be carried past due until the next charge-off period.

1.	Prior to the end of August and December, the Accounts Receivable should be reviewed to assure all placed accounts have been “B” coded. To generate a Report of “B” Coded accounts, select Option 18 on the Report Selector.

•	All check must be deposited and Accounts Receivable Adjustments processed prior to the close of August and December to prevent charging off accounts that have paid.

•	Credit files should be reviewed to make certain that extended terms were not given to the account which would preclude “B” coding.

•	All open orders should be canceled prior to “B” coding an account.

•	All Commission Adjustments for Charged-Off Accounts should be made prior to close out so as to reflect on the next months Commission Statements.

2.	The Bad Debt Charge Offs will occur automatically during the Nitely Processing on the last business day of August and December.

3.	The following system generated listings of charge-offs will be printed at the Regional office. We suggest you run your nitelies for Fiscal Year End Close on FOUR PART paper.

•	Customer alpha sequence within Branch code.

•	Customer alpha sequence within Sales Representative code.

4.	Distribute copies as follows:

•	2 copies = mailed to Home Office—Credit & Collections

       One alpha listing by Branch Code & One alpha listing by Sales Rep Code.

•	The alpha listing within Branch Code should be retained in each branch office to be used in connection with recoveries and compute Sales Volume Charge Backs on November 30th. See #5 below for additional information.

•	The Sales Rep’s listing must be mailed to the Sales Rep advising the charge-offs are part of the November 30th Sales Year.

CHARGE-OFFS [Continued]

5.	The alpha listing within branch code, printed at August close-out, should be utilized to compute Sales Volume Charge Backs on November 30th. All payments should be noted on this listing. If additional accounts are B-coded between September 1st and November 30th, they should be added to this list. If the above procedure is followed, Sales Volume Charge Backs in November will be routine.

6.	Do NOT Charge Off any accounts on December Close Out for which Sales Volume was NOT charged back to the Rep on November Close Out.

7.	If the Bad Debt Charge-Off Reports are lost during the Nitely Processing, you may recover them by using Option 18, “Bad Debt Charge-Offs” on the Branch Reports Menu. This will bring you to the Bad Debt Menu. Choose Option 2, “Recover A/R Charge-Off Reports” to initiate the recovery process.

•	The original Bad Debt Reports must have been created in order to recover.

•	This recovery option is available only during the first month following a charge-off cycle.

NATIONAL ACCOUNTS

PAST DUE

When a National Account is 45 days past due, make the usual collection attempts. Make notes of dates of calls or correspondence and name of contact persons. Common practices include:

•	A phone call to the “Bill To” location or a reminder letter with invoice copies is appropriate.

•	The initial Automated Collection Letter, 45-60 day series, could be sent, however do not send any of the later series.

•	The Sales Rep should be asked to make collection attempts.

If preliminary collection attempts are unsuccessful, order a Proof of Delivery (POD) at 60 days past due. This is a common request made by National Account customers when collection contacts are made. This process could take up to 2 weeks or longer. When the POD is received, verify if the account has been paid.

If invoices remain unpaid after 90 days, place the account with Home Office—Credit & Collections. DO NOT B-CODE THE ACCOUNT. Form ZDF-365 “Account Placement” should be completely filled out and attached to supporting documentation. When placing a National Account, also complete Form ZDF-208 “Collection Summary—National Accounts”. Send the Yellow copy to the National Account Manager, and the White Copy to Home Office with the placement package. Mail to Home Office—Credit & Collections. Supporting documentation should include an open items statement, copy of the credit application, all open invoices, any signed agreements, UCC information, and copies of any correspondence to and from the customer.

HOLDING ORDERS

DO NOT hold National Account orders without approval of Home Office—Credit & Collections OR National Accounts. Both departments should be appraised of any situation where you feel orders should be held prior to taking such action.

PAYMENT

If payment is received on invoice(s) that were forwarded to Home Office, please note payment on a copy of the Collection Summary and forward to Home Office—Credit & Collections.

B - CODING

If Home Office - Credit & Collections OR National Accounts attempts to collect are unsuccessful, you will be advised to B-code the National Account.

REPORTS

There are several Reports available to you when analyzing the Accounts Receivable. This section will tell you how to access these reports.

The REPORTS MENU

Go to the Main Menu.

Entering Option 2, “MASS UPDATES & PRINTING”

Select Option 4, “Reports”

B3XX	4.2.4 Branch Reports Menu		07 APR 1998
1.	OPEN ORDERS LISTINGS	21.	BACKORDERS BY SALESREP
2.	SALESREP LABELS	22.	SALESREP MAILING LIST
3.	AGED A/R OPTIONS	23.	CUSTOMER LINE ITEM HISTORY
4.	CUSTOMER AR STATUS REPORTS	24.	NEW ACCOUNT LABEL PRINT
5.	CUSTOMER STATEMENT	25.	ANALYSIS OF ACCOUNTS SOLD
6.	PRODUCT MASTER BY CLASS	26.	SALESREP ACCOUNT LIST
7.	ACCOMMODATION ITEM LISTING	27.	CUSTOMERS 3X5 CARDS
8.	PRODUCT BASE USAGE REPORT	28.	CREDIT COLLECTION LETTERS
9.	CUSTOMER ALPHA LISTINGS	29.	MISC. PRODUCT LABELS
10.	ACCOUNT PENETRATION MENU	30.	FUTURE ORDER LISTING
11.	DOT TABLE	31.	SALESREP INV & NC REPORT
12.	CARRIER TABLE	32.	A/R HOTSHEET
13.	STANDARD P/S MESSAGES	33.	COMMISSION STATEMENTS RECOVERY
14.	STANDARD INVOICE MESSAGES	34.	PRODUCT MASTER BY MFG NAME
15.	SIC CODES	35.	CUSTOMER LABELS PER REPS
16.	MATERIAL SAFETY DATA SHEETS	36.	SALES & GP PER PRODUCT CATEGORY
17.	SALESREP MASTER LISTING	37.	PRODUCTS PURCHASED BY CUST
18.	BAD DEBT CHARGE-OFFS	38.	CONTEST OPTIONS
19.	TENTATIVE SALESREP DELETION	39.	INTL CUST PROD PURCHASES
20.	INVOICES PER SALESREP	40.	USER ENGLISH MENU
41.	VERATAX	42.	BRANCH ACTIVITY STATS

In this section we will discuss the following Reports:

3.	Aged A/R Options
4.	Customer AR Status Reports
9.	Customer Alpha Listings

PRINTING : The report is spooled to the branch’s STD queue in HOLD status.

Option 3. AGED A/R OPTIONS

B3xx	4.2.4.3 AGED AR REPORTS MENU		07 APR 1998
	1.	ALL
	2.	COD
	3.	BALANCE GREATER THAN SELECTED AMOUNT
	4.	CREDIT BALANCES
	5.	OVER 90 AND BALANCE GREATER THAN SELECTED AMOUNT
	6.	RECAP NATIONAL ACCOUNTS AGED A/R

Option:

For any option selected on the Aged AR Reports Menu, the system will prompt as to whether you want to use the AR file as it exists today, or as it existed at the last ledger close-out.

If TODAY is chosen, the aging will occur as of today and no items with a balance of zero at last ledger close will appear.

IF LAST LEDGER CLOSEOUT is chosen, aging will occur as of that date and all items that existed at the last ledger close will appear.

Explanation of Options on Aged AR Reports Menu 4.2.4.3

Option 1. All

•	Enter the option for Today’s ledger or Last ledger amount.

•	This report will run for all customers within a branch.

•	Banner = AGED A/R

Option 2. COD

•	Enter the option for Today’s ledger or Last ledger amount.

•	This report will run for all COD customers within a branch.

•	Banner = COD AGED A/R

Option 3. Balance Greater Than Selected Amount

•	Enter the desired Customer Balance Amount. This is a minimum amount.

•	Enter the option for Today’s ledger or Last ledger amount.

•	This report will run for all customers within a branch and meets the entered Customer Balance.

•	Banner = GT < xxxx AGED AR (x = amount entered for customer balance)

Option 4. Credit Balances

•	Enter the option for Today’s ledger or Last ledger amount.

•	This report will run for all customers with Credit Balances within a branch.

•	Banner = CRBAL AGED A/R

Option 5. Over 90 and Balance Greater than Selected Amount

•	Enter the option for Today’s ledger or Last ledger amount.

•	This report will run for all customers within a branch who’s AR Balance is Over 90 days and meets the minimum entered amount .

•	Banner = OVER 90 GT xxxx AGED AR (x = amount entered for customer balance)

•	Run this report with dollar amount = $1000 at the beginning of every month. Print this report and indicate an Explanation to the right of your report. Be specific in your response, i.e., “Sales Rep working on price dispute. Anticipate payment on May 1st. “ IMPORTANT : Installment orders should be identified prior to explanation. Example : “Dyna Clean Promo on 12mth—Rep will p/u on 9/26 and f/u after.” Copy report with explanations and forward to Home Office—Credit & Collections by the 4th of each month. West Coast and Canada may fax in the report.

Sample Report :

07 APR 1998 AGED AR- CUSTOMERS OVER 90 BALANCE > $2000.00ZEP MANUFACTURING COMPANY 310- ATLANTA PAGE 17

CUST #	NAME/ADDRESS	CC LMT SM#	REF#	AC	DATE	BALANCE	0-30	30-60	60-90	OVER 90
						*	*	*	*
						*	*	*	*
A00977	WILLIAMS BROS CONCRET	20000 069	10730602	18	03/31/97	100.03 *	*	*	*
012	PO BOX 9399					100.03T*	*	*	*	100.03
	MARIETTA		10798474	18	11/05/97	2612.65 *	*	*	*
YD 32382	GA 30065					2612.65T*	*	*	*	2612.65
PY 44376			10831992	11	03/04/98	192.75 *	*	*	*
				33	04/07/98	-192.75 *	*	*	*
						0.00T*	0.00 *	*	*
			10833470	11	03/10/98	449.54 *	*	*	*
						449.54T*	449.54 *	*	*
			10834467	11	03/12/98	2076.06 *	*	*	*
						2076.06T*	2076.06 *	*	*
			10838398	18	03/25/98	838.72 *	*	*	*
						838.72T*	838.72 *	*	*
			10838505	11	03/26/98	1269.17 *	*	*	*
						1269.17T*	1269.17 *	*	*
						*	*	*	*
	WILLIAMS BROS CONCRE					*	*	*	*
	864 GLENWOOD AVE SE					*	*	*	*
	ATLANTA GA 30316		**TOTALS**			7346.17 *	4633.49*	0.00 *	0.00 *	2712.68
			***GRAND TOTALS***			7346.17 *	4633.49*	0.00 *	0.00 *	2712.68
						*	*	*	*
						*	*	*	*
			BRANCH TOTAL			198357.20	49665.71	24785.15	30013.96	93892.38
			PERCENTAGE				25.04	12.50	15.13	47.34

Option 6. Recap National Accounts Aged A/R

•	The purpose of this report is to provide a recap of the existing (Home Office) detailed report called “National Accounts Aged A/R and Open Items Report”.

•	Branch level will show totals for the individual branch only. Regional level will show totals for the branches within the region only.

•	Home Office will have access to the detailed report as well as recap for all Region and Branches. (See Home Office Section for additional information.)

•	Accounts - NA, GSA, NSI accounts are available for Recap Reporting.

•	Frequency - As requested / on demand. The data file for the report will be updated weekly on Friday nights.

•	Banner = RECAP NA REPORT

Instructions :	You will be prompted to enter [A] to select ALL available accounts or [S] to select specific accounts. If you choose [S] the following will prompt, “Enter NA Customer number or name or (Enter):” You have 3 options:

1 - Enter an account number. Note : Do not enter a suffix number. The process will verify if the number is on file. If the number is on file, the recap report will be processed. If not, the following message will display and the user will then hit enter to return to the previous screen. “NA1020 - is not a valid NA customer number...(Enter).”

2 - Enter a customer name. The process will do a search for all NA customers with a name like the input name. The ‘like’ names selected will be displayed and the user will then choose the necessary line number corresponding tot he required name. (Sample follows):

1. NA0913 Best Foods
2. NA0967 Krasdale Foods - Beta
3. NA1020 Sysco Foods
4. NA0915 Rich food Inc.
line[#], [P]age, e[X]it :

Input the line number desired and the process will print the recap report for the customer. The screen will return to the first screen. If there are no matches for the input name, the process will display the following message and the user will then hit enter to return to the previous screen. “No NA customer master records found with name like - FOOD (Enter).:”

3. Press Enter to exit screen.

At this point Regional Levels have the option to pull a Branch Recap or a Region Recap. The following message will display :

YOU ARE THE MAIN REGION BRANCH

CHOOSE [B]RANCH OR [R]EGION REPORT FORMAT:

A spooler number will display upon completion of the report process. Press enter after recording this number.

Sample Report:

ZEP MANUFACTURING COMPANY

NATIONAL ACCOUNT AGED A/R RECAP REPORT

FOR WEEK ENDING FRIDAY, APRIL 03, 1998

FOR NA2030 - MMANTEC INC (3)

BRANCH	BALANCE	0 - 30	30 - 60	60 - 90	OVER 90
310	2,397.37				2,397.37

REGION - AG	2,397.37	0.00	0.00	0.00	2,397.37

OPTION 4. CUSTOMER AR STATUS REPORTS

B310	CUSTOMER AR STATUS REPORTS MENU

1. ALL OVER 90
2. ALL 61-90
3. FOR SPECIFIED CUSTOMERS
4. FOR SPECIFIED SALESREP
5. INACTIVE CUSTOMERS WITH CREDIT BALANCE
6. ALL 45-60

OPTION:

•	This procedure prints Customer AR Status reports for selected categories of customers.

•	The reports produced will be based on non B-coded customers whose oldest open invoice falls into the selected aging bracket.

•	Option 3 for Specified Customers will allow the user to generate reports for up to 16 accounts.

•	Option 5 for Inactive Customers with Credit Balances will generate reports for non B-coded customers that have a credit balance and have had no activity for at least 6 months

•	Options 1, 2,5, and 6 allow you to specify which states should be processed and the sequence of the report by Customer Number or Salesrep Code. The following message will display:

B325                    CUSTOMER AR STATUS REPORTS MENU

INACTIVE CUSTOMERS WITH CREDIT BALANCE

ENTER STATE CODE OR “ALL” FOR ALL: GA

REPORT SEQUENCE OPTIONS: [C]ustomer#, [S]alesrep code:

INTRODUCTION

The backbone of any credit function is the credit policy. A good credit policy encompasses the important actions of prevention, collection and administration. This policy will serve as a guide in determining how to handle given kinds of problems. But it rarely offers a definitive solution. The Credit Manager should exercise common sense when making decisions relevant to this credit policy.

The credit limit extended to a customer is an investment, a loan and a privilege. It must correspond to our terms of sale, desired market penetration and appetite for risk. Credit granting boils down to trust based on past performance and future prospects. It is important to get the facts, review all data, and consider both current conditions and past performance of each customer. Evaluate all information for an indication of future probability.

Three Roles Of Credit In Our Business :

•	Generate more profits through increased sales;

•	Insure sound value in Accounts Receivable (our most liquid business asset);

•	Acts as a business stimulant

Keys To Making Good Credit Decisions :

•	Knowing when you have enough information – when you can stop digging. If there is a doubt as to whether you reject or accept an order, it is usually desirable to keep searching for facts until the uncertainty is resolved.

•	Knowing when an investigation is merited. Know your information sources, how to use them and how much they cost. Reliable credit information costs time, effort and money. It is important to know which sources to use and when to use them.

•	Keep in mind the three basic actions and objectives in credit granting:

1)	Prevention - reduce risk of bad debt losses by making good credit decisions,

2)	Collection - of Accounts Receivable faster and accurately,

3)	Administration - of the Accounts Receivable to gain more profits and sales.

“What was true yesterday may not be true today. What is true today may not be true tomorrow. But what you find are indications that point to truth tomorrow. Your profits depend on how well you find them.” - (Anonymous)

GENERAL INFORMATION

Maintaining a clean, accurate Accounts Receivable should be one of the Credit or Branch Manager’s most important objectives. Proper record keeping will aid in swift collection of all accounts and lead to future sales. Meeting deadlines and knowing the work flow helps achieve these objectives.

MONTHLY

Terms	:	Net 30 days ; No volume or early-pay discounts Administratively approved products on Installment Plan

Close-Out	:	last day of every month

COD Suspense File	:	Reviewed each Friday

Statement of Account	:	Prints end of every month for select customers

ANNUAL

Fiscal Year	:	September 1st to August 31st

Charge Offs	:	December 31st and August 31st

Credit Balance Absorption	:	June 30th

Sales Year	:	December 1st to November 30th

Sales Volume Charge Backs	:	November 30th

CREDIT DECISIONS

NEW ACCOUNTS

As our Sales Representatives identify and set up new customers, it is important to make credit decisions quickly so that orders are shipped within 24 hours and future sales are not inhibited. Prior to the sale being consummated it is important to verify who is responsible for payment. The first law of credit is “know who you’re doing business with”.

Determining ownership on certain businesses can be difficult. The following customer classifications should provide verifiable ownership information : Apartment Complexes, Motel/Hotels, Management Companies, Fast Food Chains, and Retail Stores.

There are certain types of businesses which should be sold on a C.O.D. basis unless a credit investigation indicates otherwise. This category includes : Service Stations, small Janitorial Firms, small Car Clean-Up Shops and other highly mobile types of businesses. See Alternatives to Open Credit (Pg. ?).

INVESTIGATE NEW ACCOUNTS

Investigation of the new customer is necessary using a variety of sources. On new accounts, the type and extent of the credit investigation will be determined by the size of the order and the anticipated sales to the new account.

1.	Credit Application (Form ZDF-61)

It is recommended the Sales Representative obtain a credit application on the initial visit. With new or inexperienced Sales Representatives, the Manager may require a credit application with every new order. It is wise for each Sales Representatives to obtain a credit application with each new order because:

1)	He is looking for increased orders from the new customer.

2)	All initial orders under $100.00 may be shipped without credit applications; however, Subsequent orders will not be shipped until the first order is paid or a credit application is received and approved.

3)	In the event the account “skips” (thereby having the Sales Representative lose commission, volume and bonus) we may be able to locate the customer through information on the application.

2.	Business Reference Letter

Using references listed on the Credit Application, contact the customer via phone, mail, fax, or e-mail. See Forms Section for an sample letter.

3.	Credit Reports : Dun & Bradstreet (D&B) / TRW

We primarily sell commercial accounts and utilize Dun & Bradstreet and TRW to obtain credit information. A Dun & Bradstreet report, in most cases, gives you sufficient information to make a credit decision. If not, a TRW report may be ordered. This report primarily lists trade credit experience. To obtain D&B summary information each branch Credit Department has access to an Electronic Reference Lookup (ERL). See Credit Report section for specific instructions regarding Credit Reports

ASSIGNING CREDIT LIMITS

Once we decide to sell a new account on a credit basis, the decision is only half completed. We must then decide how much credit to extend to the new customer. It should be remembered, credit limits are intended as guidelines only and should not diminish our flexibility. When the customer exceeds the original credit limit, we should obtain more information allowing us to increase the credit limit or make arrangements with the customer to clear unpaid invoices. Review the previous section on how to investigate a customer (Pg. ?).

METHOD’S TO EXTEND CREDIT

1. Forecast the customers’ Annual Sales and divide by six, which will give two Average Months Sales, and set as the credit limit. Since our terms are net 30, this will allow a slight buffer so the customer will not constantly be exceeding the credit limit.

2. Based on the D & B Rating and Paydex Score, give the customer a credit limit based on the customer’s pay habits and financial strength. If a customer is listed in Dun & Bradstreet with a first or second line rating, a credit application is not required. If the account has a lesser rating or is listed but not rated, a Dun & Bradstreet report may be ordered by requesting through Home Office Credit Department.

3. Managers should use the “Four C’s Of Credit” to decide how much credit to extend to the new customer. They are defined as :

Character, is defined as integrity, sound moral reputation and the willingness and determination to meet obligations.

Capacity, is defined as the ability of the customer to conduct his business efficiently and profitable.

Capital, for credit purposes is defined as the financial strength, for the granting of credit risk. Without financial strength, the granting of credit constitutes a “moral risk” (meaning that the grantor relies chiefly or entirely upon the character and capacity of the credit risk).

Condition, in a period of rising prices, men with little or no ability may succeed in business, whereas, under adverse conditions, they are unable to cope with competitive forces. Political development, judicial decisions, disaster of diverse types, tax rates, competitive conditions, and the money market are all important condition factors that may minimize or accentuate risk.

ALTERNATIVES TO OPEN CREDIT

CREDIT CARD

Zep accepts VISA, MASTERCARD, and AMERICAN EXPRESS. Please see Credit Card Section for procedures when processing Credit Card Payments.

CASH IN ADVANCE

Place the order on hold, cut an invoice and fax it to the customer. The customer should be instructed to express a check to the attention of the Branch Manager or the Credit Manager. Release the order upon receipt of the check.

COD ACCOUNTS

In cases where customers can not be shipped open account for reasons relating to credit or past due status, we may elect to ship customers COD. It is critical COD shipments be monitored for payment. The following procedure should be used:

TRACKING COD PAYMENTS :

1)	COD shipment is invoiced and the (yellow) remittance copy of the invoice is retained in the COD Suspense File by the A/R Clerk or Credit Department.

2)	City Deliveries : the Warehouse Manager should have the driver sign for the shipment. A log of COD shipments should be prepared for each driver, having the driver sign prior to departure each day. Upon return, any discrepancies should be reviewed with the driver, Credit Manager and/or Branch Manager.

3)	Run the Aged A/R for COD Customers Report on two-part paper and distribute as follows: one copy to Branch Manager or Regional Credit Manager to review immediately following close out. Forward the second copy to Home Office Accounting Department, along with other special monthly reports. The Branch Managers and Regional Credit Managers should utilize this report for collection follow-up with the customers, Sales Reps or freight carriers.

4)	Review the COD Suspense File each Friday (Branch Manager or Regional Credit Manager.) It is critical this file be maintained and worked according to schedule, as some truck lines, especially UPS and other parcel delivery services, are slow in remitting funds. When COD shipments, delivered by UPS or other parcel delivery services, remain unpaid after 30 days, a claim should be filed with the carrier.

5)	If a COD delivery by a Sales Rep remains unpaid for 15 days, the balance will be charged to the Sales Rep, providing a credit balance exists in the commission account. Branch Managers and Regional Credit Managers should monitor Sales Rep deliveries closely, especially where new Sales Reps or Sales Reps with debit balances are making the deliveries.

RECEIVING COD PAYMENT	:

1)	When a check or cash is returned to the branch with the order form, Order Entry must note the payment in the “Remarks Section” of the invoice as “Paid Check No. Date ”. This will confirm payment has been received and collection follow-up is not necessary.

2)	Pull the (yellow) remittance copy out of the COD Suspense File. Use this copy as the check voucher and keep with the Daily Deposit Listing as back-up.

3)	All incoming cash must have a receipt. The standard 3-part form, supplied by Home Office, is the only authorized receipt to be used. Distribute the 3 forms in the following manner:

White = Customer Copy ; Yellow = Binder Copy ; Blue = Home Office Accounting.

4)	Record the Branch Number, Cash Receipt Number and Date of the Deposit at the time the cash is given to the A/R clerk, for deposit.

5)	Attach the blue copy to the Form 90 and forward to Home Office on a daily basis.

GUARANTEED ACCOUNTS

Accounts may be guaranteed only by Sales Representatives who have sufficient credit balances on their Commission Statements. The credit balance should cover all accounts guaranteed to date and the required percentage of holdback on their Receivables Balance must be present on their commission statement in the form of a credit balance. All guaranteed accounts must be guaranteed in full. Partial guarantees on specific orders are not allowed with the exception of bankrupt accounts. All guarantees must be in writing on ZDF-205 (Entire Account) or ZDF -205a (Order Only).

Sales Representatives on the springboard program are NOT allowed to guarantee accounts. Newer Sales Representatives, beyond springboard, should have the approval of their supervisor to guarantee an account.

MAINTAINING A GUARANTEED ACCOUNT :

1)	When the guaranteed account is set-up, it must bear a credit code of “G”. Change the Credit Status, Item 10 in Customer Maintenance, to “G”

2)	When any portion of the account reaches 120 days past due, the full balance must be charged to the Sales Representative. A Credit Miscellaneous (CM) must be issued to clear the balance and the balance should be charged to the Sales Representatives Commission Account using a code “48”, Commission Adjustment. A copy of the charge, along with an open items statement, copies of invoices, credit miscellaneous, and supporting documents, must be forwarded to the Home Office Credit & Collections Department.

3)	Prior to placing a guaranteed account, with the Home Office Credit Department or collection agency, the Sales Representative should be contacted for approval. There are certain situations where the Sales Representative would not want the account placed.

PAYMENT OF A GUARANTEED ACCOUNT

1)	When an account balance is charged to the Sales Representative, the Accounts Receivable balance should reflect -0- on the Aged Accounts Receivable, but the account will remain on the master file.

2)	Upon receipt of a payment on a guaranteed account that has been charged to the Sales Representative, apply the check “On Account”. Remember, the account balance is zero, so the payment will be “On Account” leaving a credit balance.

3)	Then issue a Debit Miscellaneous (DM - Form ZDF-IS-CE) for the amount of the payment. This will return the account to a -0 - balance.

4)	Process a Sales Representatives Commission Adjustment, activity code “58”, to credit the Sales Representative for the received payment. The commission account should be credited as partial payments are applied, not when the account is paid in full.

5)	If the account has been deleted from the master file, due to inactivity (12 months), the payment should be processed as a Miscellaneous Deposit, with remarks entered on the Daily Cash Reconcilement Summary (Form 90), “750-060-Sales Rep Guarantee”, and step 4 repeated.

6)	In either case, a copy of all adjustments, checks and recovery deposits should be forwarded to the Home Office Credit & Collections Department. The proper journal entry will be made from these documents to properly classify the entries on the company’s books. As a reminder, reduce the customer’s balance on the Recovery Record, (Form ZDF-47), by the amount of the payment.

SECURE PAYMENT : (Security Agreement)

Customers with questionable credit should sign a Security Agreement. A generic version is available; however, remember to contact Home Office Credit & Collections for special deals and/or variations to any legal documents.

Equipment Deals need to have a customer signed agreement. Consult Home Office Credit & Collections for the proper document and instructions for preparation.

UCC FINANCING STATEMENT

This policy is not to jeopardize sales, but to secure payment. Article 9 of the Uniform Commercial Code covers secured transactions. The filing of a UCC-1 Financing Statement allows the seller to retain the title of the goods until payment has been made in full.

STANDARD FOR FILING

1. Any Serial Number Equipment with	a) Invoice total of at least $1,000	OR
b) Installment Purchase

2.	Customer Criteria, consider the following :

a) Type of Business

- Municipality vs. local car clean-up

b) Years in Business

- watch those in business less than two years

c) D&B Rating

- watch those with lacking a rating or one lower than 3A2

d) Terms

- should be concerned with deals in excess of n/30

e) Large Dollar Amount Order

- equipment orders of $25,000 or more must be filed regardless of terms.

f) Large Inventory

- consignments or Pool Purchasing arrangement

g) Zep Payment History

- customers continually paying slow, file financing statement.

h) Overall Credit Worthiness

- determined by the Regional Manager, Branch Manager, or Credit Manager.

i) Highly Rated Customers

- equipment orders over $25,000 or more must be filed regardless of terms

j) National Accounts

- determined by size of order, should be reviewed with Home Office - Credit.

k) Credit Card Payment

- Financing Statement not necessary

While this is not an inclusive list of criteria, these elements are common in the Credit decision. Any questionable deals should be reviewed with the Director - Credit & Collections.

INSTRUCTIONS FOR FILING & MONITORING FILINGS

See UCC Filing Section for complete procedure. (Pg.    )

COLLECTION OF ACCOUNTS RECEIVABLE

DELINQUENCY

Delinquency is a pitfall which faces every company selling on credit. The ever changing economic conditions in various parts of the U.S. dictates a flexible collection program to control delinquency. The most important person in our collection program is the Sales Representative. For this reason the phrase, “Know who you’re doing business with.” becomes a very important by-law for the Sales force.

PROCEDURES TO NOTIFY CUSTOMER OF PAST DUE BALANCE :

1. The Monthly Statement. All customers having a debit balance of more than $5.00 will receive a monthly statement. If the account has been coded “B”, “1”, or “2”, a statement will not be generated. If the account is delinquent, a message is printed by the computer, the message is increased in firmness as the delinquency progresses to a point where the account is 90 days or more past due.

2. The Automated Collection Letter System. The system is comprised of three series of letters consisting of five varied letters. The three series are divided in aging categories of 45-60 days, 61-75 days and 76-90 days. The system is designed to insure a particular letter format will not be repeated in less than six months. An audit confirmation is available in the system, along with a monthly report, by Sales Representative, of accounts exceeding 90 days past due.

The mechanics of the program are as follows:

A.	The letters are formulated and revised by the Home Office Credit Department. They are placed into your system by means of a file update.

B.	The reports, which initiate the letters, are compiled during the nightly processing on dates predetermined by the Home Office Credit Department. The run-dates are revised each year and entered into the regional system by the Home Office Credit Department.

C.	The Credit Manager should review the reports quickly, noting those letters which should not be mailed, then print the letters. At your option, the letters for branches may be shipped in bulk by express mail to the Regional Branch for mailing.

D.	The report of “Over 90’s” does not generate letters. A copy of this report is forwarded to the Sales Representative, serving as a good collection tool.

3. The DCR (Delinquent Customer Report). This report can be generated for both 70 and 90 day past due accounts. The Regional Credit Manager should print this report immediately after month-end close. Branch copies should be forwarded to the applicable Branch Manager.

4 . The Personal Touch. Over 90 day customers do not receive automatic collection letters. At this stage of delinquency, it is a good idea to resort to phone calls. As well, a good personal letter is an effective means of collection. When an account reaches 90 days past due, collection efforts should be accelerated. A credit jacket (Form ZDF-50) should be prepared and all collection follow-up should be logged on the front. When an account reaches 120 days past due, a final demand letter should be sent, giving the customer 5 days to respond. If the customer fails to respond, the account should be placed with a collection agency or the Home Office Credit Department.

PLACEMENT OF ACCOUNTS (“B” Coding)

Bad debt expense represents a sizable portion of total expenses and a strong effort must be made to control this critical area. Once it has been determined an account is not going to pay, as a result of in-house collection efforts, it is necessary the account be placed for collection. The Regional Credit Department will be responsible for “B” coding accounts, as well as the accompanying bookkeeping.

It is important accounts be placed for collection at the time they are 120-150 days past due. Accounts are easier to collect early in the delinquency and some agencies charge more, or will not handle accounts with balances older than 6 months or 180 days past due. Therefore, one of your goals should be the timely placement of past due accounts, with 120-150 days past due being the target area.

The Customer Account must be “B” coded by changing Credit Status (Item 10 in Customer Maintenance) to “B”. The system will calculate the Sales Representatives Commission to be charged back. Notify the Sales Rep through Credit Department Memo (ZDF-IS-S2).

Accounts that require monitoring for Bankruptcy, Bulk Transfer, Out of Court Settlement, Receivership, Benefit of Creditors Committee, or any special negotiations should be placed with Home Office—Credit & Collections regardless of amount. Special placement procedures apply to these customers, please see #3 below.

WHERE TO PLACE AN ACCOUNT

1) Accounts with balances less than $500.00 should be placed with a local collection agency. Credit Managers should review agency proposals with the Regional Credit Manager. As collection fees on small balances can be high, it is important for the agency to provide a “free demand period”. Free demand allows us to remain in control of the account, while using the agency’s name. Most agencies offer from 10-30 days free demand. If the debtor pays during the free demand period, there is no charge to Zep. Conversely, if the account remains unpaid, the agency initiates normal collection procedures in our behalf, usually on a contingency basis of 15-35%.

2) Accounts with balances in excess of $500.00 should be placed with the Home Office - Credit & Collections. An open items statement should be prepared and mailed to the Home Office - Credit & Collections along with copies of all supporting documents, these should include copies of the credit application. All open invoices and copies of any correspondence to and from the customer. The preparation of the placement file shall be completed by the Regional or Branch Credit Department. The Regional Manager may delegate placement authority to Branch Managers, but only after consultation with the Home Office Credit Department.

3) PLACEMENT PROCEDURES FOR BANKRUPTCY (OR LEGAL ISSUES):

Upon receipt of ANY letter or form document regarding Bankruptcies, Bulk Transfers, Out of Court Settlements, Receiverships, Benefit of Creditors Committee, or any special negotiations; research open accounts first and “B” code according to policy.

If an open account is not found research charge off records for a possible debt. In bankruptcy cases involving individuals it is helpful to call the debtors attorney and ask for the name of the business and/or the amount listed on the debtor’s Schedules owing to Zep. This Notice was sent to Zep for a reason - research it. It is possible that Zep did business with the debtor and the debt was paid in full. Zero balances should be reported to Home Office - Credit & Collections.

Prepare the appropriate documents and send to Home Office - Credit & Collections, Attention : Bankruptcy. The following information needs to be sent for every Bankruptcy. If there is a zero balance attach account number and branch number to the bankruptcy paper(s). Home Office keeps a supply of Bankruptcy Jackets (specially designed) which will be used to organize the case, so a Credit/Collection File jacket is not necessary.

1) Zep Account Placement Form : ZDF-365 (6/88)

2) Notice of Commencement (or other data referencing the bankruptcy case.)

3) Invoice Copy(s)

4) Signed Agreement(s), if applicable

5) AR Status Sheet, if available

Branch Records

Each Branch and Regional Office should keep a copy of all bankrupt accounts, regardless of amount, for future reference. Using a list will help keep research time to a minimum. Using a Lotus or Excel Spreadsheet will allow you to keep up with each case. Each column should contain the following information : Case Year / Case Number / Legal Bankrupt Name (use the first if there are more than one) / Zep Account Name (if significantly different from Bankrupt name) / Account Number / Branch Number / Debt Amount / Month - Year Placed / Status to Date (i.e., PIF,SIF...)

Additional Information will be kept at Home Office. Bear in mind a bankruptcy case can go on for 10 + years and you will receive a number of paper work. It’s not necessary for you to keep copies of this information as a master file will be located at Home Office - Credit & Collections. Forward all original paperwork to Home Office - Credit & Collections with the account number and branch number at the top.

Home Office - Credit & Collections will send an Account Status Report to notify a Branch of any changes regarding the case. Should a payment be received at the Branch level forward the check to Home Office - Credit & Collections. If the check is inadvertently deposited at a Branch forward a Payment Notification ZDF-46 (5/88) to Home Office - Credit & Collections. A copy of the check is beneficial.

CONTINUING BUSINESS RELATION AFTER PLACEMENT (“B” Coding)

Automatically limited to one of the following: COD, Cash in Advance, Sales Representative to Guaranty, Credit Card or Security Agreement. National Account Customers will not lose pricing status; however, payment method is limited to alternate methods. In any situation, the Branch Manager or Credit Manger must contact Home Office - Credit & Collections to discuss the next appropriate step.

If the “B” coded account is being resold, a new account should be set-up. The customer should be reducing any “B” coded balance on a regular basis or COD purchases will be discontinued. If the Sales Rep has guaranteed the new account, this will not be the case.

BANKRUPTCY : Continuing Business Relations - Chapters 11 & 13

A debtor emerging from a bankruptcy case, notified by an Order Closing the Case, may still be financially weak. Remember that the Plan of Reorganization could be carried out over a time span of 10 or more years. For this reason accounts must remain on the same status. A change in Status will be available only upon review 6 months after “Plan” payments to Zep begin. This review must be made by the Branch Manager/Credit Manger and Home Office - Credit & Collections.

PAYMENT AFTER PLACEMENT (“B” Coding)

After a “B” coded account has been charged off, payments, credit memos and adjustments should not be applied to the account. Payments should be applied to recoveries and adjustments and credit memos should be manually posted to the file. Any change in the customer’s balance must be transmitted to the Home Office Credit Department via payment notification (ZDF-46).

Special care should be taken when issuing a credit memo to a “B” coded account with a balance. The credit memo will charge back the Sales Rep’s commission. As this was done when the account was “B” coded, a commission adjustment must be completed to offset the double entry.

ADMINISTRATION OF ACCOUNTS RECEIVABLE

A/R (CASH) TRANSFERS

It’s critical the following procedures be followed as errors create imbalances in the Accounts Receivable, necessitating additional reconcilement work and hindering the month-end close-out process. It’s important cash and CM/DM’s not be posted after finalizing on the day of close-out because it creates an imbalance in the Accounts Receivable and is carried forward into the subsequent month.

OUTSIDE REGION

When a branch receives a check for payment of an invoice billed by another branch, outside of the region, it should be sent to the appropriate branch immediately.

WITHIN SAME REGION

Cash transfers between branches within the same region should be processed as CM’s and DM’s not by A/R check.

A/R Transfer Adjustments between invoices on the same account or to transfer amounts between different accounts (within the same branch) requires the completion of the Accounts Receivable Adjustment Form, as a record and a source of reconstruction in the event of down-time.

MULTIPLE REGIONS

Checks including payment for invoices in multiple branches and regions, should be applied by invoice on the appropriate account. The amount pertaining to other branches should be posted “On Account”. The account should then be Debited (Activity Code 22) and a check request completed and forwarded to Home Office - Credit & Collections, requesting a “Zep” check be sent to the applicable branch.

Copies of the supporting documents should be placed in the customer’s file. Further, the code “22” and “DM/CM” entries should be entered on the reverse side of the Daily Cash Reconcilement Summary (Form ZDF-90).

ACCOUNTS RECEIVABLE ADJUSTMENTS

It is important to know the proper A/R adjustments to be made and the purpose of each. Following are the various adjustments, the intent of each and resulting activity codes.

Sales Tax

This adjustment is to be used only after receiving the proper documentation that the customer is tax exempt. In certain cases, it may be necessary to add tax. A Debit will create an activity code “DT” and a Credit will create an activity code “CT”.

Freight

This adjustment should be used when it is necessary to add or delete freight on an account. A Debit will create an activity code of “DF” and a credit will create an activity code of “CF”.

Discount

This adjustment is to be used only to adjust minor amounts (less than $10.00) to clean an account. The Sales Representative should be charged, on a Commission Adjustment, one-half of the balance adjusted. A Debit will create an activity code “CD”.

Refund

This adjustment should be used when issuing a refund to a customer or to another Zep branch when transferring payments outside of the region. A Debit will create an activity code “22” and a Correction or a Credit will credit an activity code “21”.

Returned Checks

This adjustment must be used for all returned checks charged back the first or second time. A Debit will create an activity code “25” and a Correction or Credit will create an activity code “24”.

Bad Debt Charge-Off

This adjustment is never to be generated from regional or branch levels. Creates Activity Code “70”.

Credit Balance Charge-Off

This adjustment is made once a year. Home Office—Credit & Collections will advise the Branch or Regional offices of the timing of this adjustment. It will create an activity code “82”.

Collection Fee

When a collection agency collects an account, they normally remit to Zep less their collection fee. As an example, an agency collects $100.00 from an account and charges Zep a $25.00 collection fee. The agency remits $75.00 to Zep, retaining their fee. The $75.00 would be processed as a code “33” (Payment on Account). The $25.00 fee would be credited to the account as a Collection Fee. This would create an activity code “96”.

Miscellaneous Debits and Credits

Miscellaneous adjustments should be used in specific situations only. Home Office - Credit & Collections instructs regional offices to make miscellaneous adjustments in connection with:

1. Payments received at Home Office or in distribution of funds from National Accounts.

2. When customers request refunds on credit balances that were previously absorbed.

3. When transferring customer payments to another Zep Branch within your Region.

4. When charging back a guaranteed account.

A copy of each Miscellaneous Adjustment must be forwarded to the Regional Credit Manager. As well, a copy must be attached to the Form 90. A Debit creates an activity code “DM” and a Credit creates an activity code “CM”.

If there are questions concerning the usage of miscellaneous adjustments you should contact Home Office - Credit & Collections.

Accounts Receivable Transfer

This adjustment is for use in transferring funds from one account to another within the same branch or to offset Debits and Credits on the same account. An activity code “01” will be generated by either a Debit or Credit.

The above mentioned adjustments should be generated using Form ZDF-IS-C3. Please use the remarks section to explain your entries.

DISCOUNTS

With few exceptions, our terms are net 30 days. Generally, we do not offer volume or early pay discounts. However, occasionally customers will take discounts without explanation. When this occurs, it is important to take the appropriate follow-up action to clear the remaining balance.

When a customer check underpays an invoice, it will appear on the “Daily Report Of Mismatched Cash Applications”. This report should be reconciled on a daily basis. The cash receipts program will permit discounts of $1.00 or less to be adjusted at the time of check posting.

If a customer takes a discount greater than $1.00 but less than $10.00 the Branch Manager or Regional Credit Manager should contact the Sales Representative to ascertain why the discount was taken and how the balance will be cleared. Should the Sales Representative not respond within 30 days and the discount balance remains, an A/R Adjustment (ZDF-IS-C3) should be processed, crediting the account. A Commission Adjustment (ZDF-IS-SI) should also be processed, charging one-half of the discount taken, to the Sales Representative. If the customer persists in taking discounts on future payments, the A/R Adjustment and Commission Adjustment should be processed immediately.

When a customer takes a discount of $10.00 or more, a letter should be written to the customer, copy to the Sales Representative, to ascertain why the discount was taken. Should the Sales Representative not respond within 45 days, and the discount balance remains, a price adjustment should be entered, clearing the balance. When the price adjustment is entered, the Sales Representatives Commission Account will be charged 45% of the adjusted balance, and sales volume will be lost.

CHARGE-OFFS

The following procedure is to be conformed to regarding August and December Charge-Offs. All “B”- coded accounts, which remain unpaid on August 31st and December 31st, will be deleted from the Accounts Receivable and charged to Bad Debts.

Prior to the end of August and December, the Accounts Receivable should be reviewed to assure all placed accounts have been “B” coded. At August and December close-outs, all “B” coded accounts remaining unpaid or credited will be charged-off automatically.

A system generated list of charge-offs is printed at the Regional office, with copies mailed to the branches and the Home Office - Credit & Collections. All customer maintenance must be completed prior to the end of the month, as the data center requires one day for updating files. Any account not properly updated will be carried past due until the next charge-off period.

Credit files should be reviewed to make certain that extended terms were not given to the account which would preclude “B” coding. All open orders should be canceled prior to “B” coding an account.

Following each charge-off period, the following listings will be generated at the Regional office:

a.	Customer alpha sequence within Branch code.

b.	Customer alpha sequence within Sales Representative code.

The alpha listing within Branch Code should be retained in each branch office to be used in connection with recoveries. The Sales Rep’s listing must be mailed to the Sales Rep advising the charge-offs are part of the November 30th Sales Year.

The alpha listing within branch code, printed at August close-out, should be utilized to compute Sales Volume Charge Backs on November 30th. All payments should be noted on this listing. If additional accounts are B-coded between September 1st and November 30th, they should be added to this list. If the above procedure is followed, Sales Volume Charge Backs in November will be routine.

CREDIT DECISIONS

NEW ACCOUNTS

As our Sales Representatives identify and set up new customers, it is important to make credit decisions quickly so that orders are shipped within 24 hours and future sales are not inhibited. Prior to the sale being consummated it is important to verify who is responsible for payment. The first law of credit is “know who you’re doing business with”.

Determining ownership on certain businesses can be difficult. The following customer classifications should provide verifiable ownership information : Apartment Complexes, Motel/Hotels, Management Companies, Fast Food Chains, and Retail Stores.

There are certain types of businesses which should be sold on a C.O.D. basis unless a credit investigation indicates otherwise. This category includes : Service Stations, small Janitorial Firms, small Car Clean-Up Shops and other highly mobile types of businesses. See Alternatives to Open Credit (Pg. ?).

INVESTIGATE NEW ACCOUNTS

Investigation of the new customer is necessary using a variety of sources. On new accounts, the type and extent of the credit investigation will be determined by the size of the order and the anticipated sales to the new account.

1.	Credit Application (Form ZDF-61)

It is recommended the Sales Representative obtain a credit application on the initial visit. With new or inexperienced Sales Representatives, the Manager may require a credit application with every new order. It is wise for each Sales Representatives to obtain a credit application with each new order because:

1) He is looking for increased orders from the new customer.

2) All initial orders under $100.00 may be shipped without credit applications; however, Subsequent orders will not be shipped until the first order is paid or a credit application is received and approved.

3) In the event the account “skips” (thereby having the Sales Representative lose commission, volume and bonus) we may be able to locate the customer through information on the application.

2.	Business Reference Letter

Using references listed on the Credit Application, contact the customer via phone, mail, fax, or e-mail. See Forms Section for an sample letter.

3.	Credit Reports : Dun & Bradstreet (D&B) / TRW

We primarily sell commercial accounts and utilize Dun & Bradstreet and TRW to obtain credit information. A Dun & Bradstreet report, in most cases, gives you sufficient information to make a credit decision. If not, a TRW report may be ordered. This report primarily lists trade credit experience. To obtain D&B summary information each branch Credit Department has access to an Electronic Reference Lookup (ERL). See Credit Report section for specific instructions regarding Credit Reports.

ASSIGNING CREDIT LIMITS

Once we decide to sell a new account on a credit basis, the decision is only half completed. We must then decide how much credit to extend to the new customer. It should be remembered, credit limits are intended as guidelines only and should not diminish our flexibility. When the customer exceeds the original credit limit, we should obtain more information allowing us to increase the credit limit or make arrangements with the customer to clear unpaid invoices. Review the previous section on how to investigate a customer (Pg. ?).

METHOD’S TO EXTEND CREDIT

1. Forecast the customers’ Annual Sales and divide by six, which will give two Average Months Sales, and set as the credit limit. Since our terms are net 30, this will allow a slight buffer so the customer will not constantly be exceeding the credit limit.

2. Based on the D & B Rating and Paydex Score, give the customer a credit limit based on the customer’s pay habits and financial strength. If a customer is listed in Dun & Bradstreet with a first or second line rating, a credit application is not required. If the account has a lesser rating or is listed but not rated, a Dun & Bradstreet report may be ordered by requesting through Home Office Credit Department.

3. Managers should use the “Four C’s Of Credit” to decide how much credit to extend to the new customer. They are defined as :

Character, is defined as integrity, sound moral reputation and the willingness and determination to meet obligations.

Capacity, is defined as the ability of the customer to conduct his business efficiently and profitable.

Capital, for credit purposes is defined as the financial strength, for the granting of credit risk. Without financial strength, the granting of credit constitutes a “moral risk” (meaning that the grantor relies chiefly or entirely upon the character and capacity of the credit risk).

Condition, in a period of rising prices, men with little or no ability may succeed in business, whereas, under adverse conditions, they are unable to cope with competitive forces. Political development, judicial decisions, disaster of diverse types, tax rates, competitive conditions, and the money market are all important condition factors that may minimize or accentuate risk.

ALTERNATIVES TO OPEN CREDIT

CREDIT CARD

Zep accepts VISA, MASTERCARD, and AMERICAN EXPRESS. Please see Credit Card Section for procedures when processing Credit Card Payments.

ALTERNATIVES TO OPEN CREDIT [Continued]

CASH IN ADVANCE

Account Code “2”. The Customer Account must be coded “2” by changing Credit Status (Item 10 in Customer Maintenance) to “2”. This is accomplished by accessing Customer Maintenance (Item 4 on the Data Entry and Inquiry Menu). You will have an option of “Inquiry, Modify, Delete” as well as other options. To 2-Code, you should choose “Modify” and enter the customer number to be 2-Coded. Item 10, Credit Status will change to “2”.

To Enter The Order and Receive Payment.

Place the order on hold, cut an invoice and fax it to the customer. The customer should be instructed to express a check to the attention of the Branch Manager or the Credit Manager. Release the order upon receipt of the check.

COD ACCOUNTS

Account Code “1”. The Customer Account must be coded “1” by changing Credit Status (Item 10 in Customer Maintenance) to “1”. This is accomplished by accessing Customer Maintenance (Item 4 on the Data Entry and Inquiry Menu). You will have an option of “Inquiry, Modify, Delete” as well as other options. To 1-Code, you should choose “Modify” and enter the customer number to be 1-Coded. Item 10, Credit Status will change to “1”.

To Enter The Order and Receive Payment

In cases where customers can not be shipped open account for reasons relating to credit or past due status, we may elect to ship customers COD. It is critical COD shipments be monitored for payment. The following procedure should be used:

TRACKING COD PAYMENTS :

1)	COD shipment is invoiced and the (yellow) remittance copy of the invoice is retained in the COD Suspense File by the A/R Clerk or Credit Department.

2)	City Deliveries : the Warehouse Manager should have the driver sign for the shipment. A log of COD shipments should be prepared for each driver, having the driver sign prior to departure each day. Upon return, any discrepancies should be reviewed with the driver, Credit Manager and/or Branch Manager.

3)	Run the Aged A/R for COD Customers Report on two-part paper and distribute as follows: one copy to Branch Manager or Regional Credit Manager to review immediately following close out. Forward the second copy to Home Office Accounting Department, along with other special monthly reports. The Branch Managers and Regional Credit Managers should utilize this report for collection follow-up with the customers, Sales Reps or freight carriers.

4)	Review the COD Suspense File each Friday (Branch Manager or Regional Credit Manager.) It is critical this file be maintained and worked according to schedule, as some truck lines, especially UPS and other parcel delivery services, are slow in remitting funds. When COD shipments, delivered by UPS or other parcel delivery services, remain unpaid after 30 days, a claim should be filed with the carrier.

5)	If a COD delivery by a Sales Rep remains unpaid for 15 days, the balance will be charged to the Sales Rep, providing a credit balance exists in the commission account. Branch Managers and Regional Credit Managers should monitor Sales Rep deliveries closely, especially where new Sales Reps or Sales Reps with debit balances are making the deliveries.

RECEIVING COD PAYMENT :

1)	When a check or cash is returned to the branch with the order form, Order Entry must note the payment in the “Remarks Section” of the invoice as “Paid Check No. Date “. This will confirm payment has been received and collection follow-up is not necessary.

2)	Pull the (yellow) remittance copy out of the COD Suspense File. Use this copy as the check voucher and keep with the Daily Deposit Listing as back-up.

3)	All incoming cash must have a receipt. The standard 3-part form, supplied by Home Office, is the only authorized receipt to be used. Distribute the 3 forms in the following manner:

White	= Customer Copy ; Yellow = Binder Copy ; Blue = Home Office Accounting.

4)	Record the Branch Number, Cash Receipt Number and Date of the Deposit at the time the cash is given to the A/R clerk, for deposit.

5)	Attach the blue copy to the Form 90 and forward to Home Office on a daily basis.

GUARANTEED ACCOUNTS

Accounts may be guaranteed only by Sales Representatives who have sufficient credit balances on their Commission Statements. The credit balance should cover all accounts guaranteed to date and the required percentage of holdback on their Receivables Balance must be present on their commission statement in the form of a credit balance. All guaranteed accounts must be guaranteed in full. Partial guarantees on specific orders are not allowed with the exception of bankrupt accounts. All guarantees must be in writing on ZDF-205 (Entire Account) or ZDF -205a (Order Only).

Sales Representatives on the springboard program are NOT allowed to guarantee accounts. Newer Sales Representatives, beyond springboard, should have the approval of their supervisor to guarantee an account.

MAINTAINING A GUARANTEED ACCOUNT :

1)	When the guaranteed account is set-up, it must bear a credit code of “G”. Change the Credit Status, Item 10 in Customer Maintenance, to “G”

2)	When any portion of the account reaches 120 days past due, the full balance must be charged to the Sales Representative. A Credit Miscellaneous (CM) must be issued to clear the balance and the balance should be charged to the Sales Representatives Commission Account using a code “48”, Commission Adjustment. A copy of the charge, along with an open items statement, copies of invoices, credit miscellaneous, and supporting documents, must be forwarded to the Home Office Credit & Collections Department.

3)	Prior to placing a guaranteed account, with the Home Office Credit Department or collection agency, the Sales Representative should be contacted for approval. There are certain situations where the Sales Representative would not want the account placed.

PAYMENT OF A GUARANTEED ACCOUNT

1)	When an account balance is charged to the Sales Representative, the Accounts Receivable balance should reflect -0- on the Aged Accounts Receivable, but the account will remain on the master file.

2)	Upon receipt of a payment on a guaranteed account that has been charged to the Sales Representative, apply the check “On Account”. Remember, the account balance is zero, so the payment will be “On Account” leaving a credit balance.

3)	Then issue a Debit Miscellaneous (DM - Form ZDF-IS-CE) for the amount of the payment. This will return the account to a -0 - balance.

4)	Process a Sales Representatives Commission Adjustment, activity code “58”, to credit the Sales Representative for the received payment. The commission account should be credited as partial payments are applied, not when the account is paid in full.

5)	If the account has been deleted from the master file, due to inactivity (12 months), the payment should be processed as a Miscellaneous Deposit, with remarks entered on the Daily Cash Reconcilement Summary (Form 90), “750-060-Sales Rep Guarantee”, and step 4 repeated.

6)	In either case, a copy of all adjustments, checks and recovery deposits should be forwarded to the Home Office Credit & Collections Department. The proper journal entry will be made from these documents to properly classify the entries on the company’s books. As a reminder, reduce the customer’s balance on the Recovery Record, (Form ZDF-47), by the amount of the payment.

SECURE PAYMENT : (Security Agreement)

Customers with questionable credit should sign a Security Agreement. A generic version is available; however, remember to contact Home Office Credit & Collections for special deals and/or variations to any legal documents.

Equipment Deals need to have a customer signed agreement. Consult Home Office Credit & Collections for the proper document and instructions for preparation.

UCC FINANCING STATEMENT

This policy is not to jeopardize sales, but to secure payment. Article 9 of the Uniform Commercial Code covers secured transactions. The filing of a UCC-1 Financing Statement allows the seller to retain the title of the goods until payment has been made in full.

STANDARD FOR FILING

1.	Any Serial Number Equipment with	a) Invoice total of at least $1,000	OR
b) Installment Purchase

2.	Customer Criteria, consider the following :

a) Type of Business

- Municipality vs. local car clean-up

b) Years in Business

- watch those in business less than two years

c) D&B Rating

- watch those with lacking a rating or one lower than 3A2

d) Terms

- should be concerned with deals in excess of n/30

e) Large Dollar Amount Order

- equipment orders of $25,000 or more must be filed regardless of terms.

f) Large Inventory

- consignments or Pool Purchasing arrangement

g) Zep Payment History

- customers continually paying slow, file financing statement.

h) Overall Credit Worthiness

- determined by the Regional Manager, Branch Manager, or Credit Manager.

i) Highly Rated Customers

- equipment orders over $25,000 or more must be filed regardless of terms

j) National Accounts

- determined by size of order, should be reviewed with Home Office—Credit.

k) Credit Card Payment

- Financing Statement not necessary

While this is not an inclusive list of criteria, these elements are common in the Credit decision. Any questionable deals should be reviewed with the Director - Credit & Collections.

INSTRUCTIONS FOR FILING & MONITORING FILINGS

See UCC Filing Section for complete procedure.

DUPLICATE PAYMENTS

All payments are to be reconciled prior to applying to Accounts Receivable. If a duplicate payment is received the customer should be contacted for direction of how to apply the check. If the customer can not be contacted by phone, send a duplicate payment letter. The check should be retained in a safe and monitored by the Branch/Regional Manager for thirty (30) days or until the matter is resolved, which every comes first.

The duplicate payment letter is to be forwarded to all customers who remit in duplicate, with a copy retained in a follow-up file. After fifteen (15) days, if there has been no response, a photocopy of the letter should be sent marked “second request”.

If after the second fifteen (15) day period, thirty (30) days from receipt of the check, there is no response, the check should be applied to the customer’s account. A copy of the letter and check should then be placed in the customer’s file.

It is always company policy, regardless of the age of the credit balance, to refund duplicate payments, provided the customer does not have a balance on the account or another account. In all cases, we should apply any duplicate payments to related account’s past due invoices.

Exhibit VI

[Form of] Purchase Report

For the month beginning [date] and ending [date]

TO: BUYER AND THE AGENT (AS BUYER’S ASSIGNEE)

Aggregate Outstanding Balance of all Receivables sold during the period:	$			A
Less: Aggregate Outstanding Balance of all Receivables sold during such period which were not Eligible Receivables on the date when sold:	$(	)		(B	)
Equals: Aggregate Outstanding Balance of all Eligible Receivables sold during the period (A - B):			$	=C
Less: Purchase Price discount during the Period:	$(	)		(D	)
Equals: Gross Purchase Price Payable during the period (C – D)			$	=E
Less: Total Purchase Price Credits arising during the Period:	$(	)		(F	)
Equals: Net Purchase Price payable during the Period (E - F):			$	=G

Cash Purchase Price Paid to ASP during the Period:	$			H
Aggregate Outstanding Balance of Receivables contributed during the Period:	$			I

Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER

ON OR PRIOR TO THE EFFECTIVE DATE

I.	Parties.

Blue Ridge =	Blue Ridge Asset Funding Corporation
Wachovia =	Wachovia Bank, National Association
ABI =	Acuity Brands, Inc.
ALG =	Acuity Lighting Group, Inc.
ASP =	Acuity Specialty Products Group, Inc.
AUI =	Acuity Unlimited, Inc. (f/k/a L&C Funding, Inc.)
AEI =	Acuity Enterprise, Inc.

II.	Anticipated Closing Documents.

1.	Amended and Restated Receivables Sale Agreement between ALG and AUI

2.	[New] Receivables Sale Agreement between ASP and AEI.

3.	Termination Agreement with respect to the existing First-Step Agreement between ALG and ASP.

4.	Credit and Security Agreement among AUI, AEI, ALG and ASP, as Servicers, Blue Ridge and Wachovia.

5.	Performance Undertaking by ABI in favor of AUI and AEI.

6.	Fee Letter among Agent, AEI and AUI.

7.	A certificate of the [Assistant] Secretary of each of ABI, ALG, ASP, AUI and AEI (collectively, the “Companies”) certifying:

(a) A copy of the Resolutions of its Board of Directors authorizing its execution, delivery and performance of the Transaction Documents to which it is a party;

(b) A copy of its certificate/articles of incorporation (also certified by the Secretary of State of its State of Incorporation on or within thirty (30) days prior to closing)[, as amended and/or restated through the closing date];

(c) A copy of its by-laws, as amended)[, as amended and/or restated through the closing date];

(d) A copy of a good standing certificate issued by the Secretaries of State of (i) its state of incorporation, and (ii), if different, that state where it maintains its principal place of business; and

(e) The names, titles and signatures of its officers authorized to execute the Transaction Documents.

8.	Pre-filing state and federal tax lien, judgment lien and UCC lien searches in the following locations against the following names:

•	Debtor name: Acuity Lighting Group, Inc.

UCC Lien Search Jurisdictions: Delaware, Georgia

Federal and State Tax Lien and Judgment Lien Jurisdictions: Delaware, Georgia and Fulton County (Georgia)

•	Debtor name: Acuity Specialty Products Group, Inc.

UCC Lien Search Jurisdictions: Delaware, Georgia

Federal and State Tax Lien and Judgment Lien Jurisdictions: Delaware, Georgia and Fulton County (Georgia)

•	Debtor name: L&C Funding, Inc.

UCC Lien Search Jurisdictions: Delaware, Georgia

Federal and State Tax Lien and Judgment Lien Jurisdictions: Delaware, Georgia and Fulton County (Georgia)

•	Debtor name: Acuity Unlimited, Inc.

UCC Lien Search Jurisdictions: Delaware, Georgia

Federal and State Tax Lien and Judgment Lien Jurisdictions: Delaware, Georgia and Fulton County (Georgia)

•	Debtor name: Acuity Enterprise, Inc.

UCC Lien Search Jurisdictions: Delaware, Georgia

Federal and State Tax Lien and Judgment Lien Jurisdictions: Delaware, Georgia and Fulton County (Georgia)

9.	UCC Financing Statements: (a) Amendment to existing ALG financing statements; (b) Delaware UCC-1 for ASP; (c) Delaware UCC-1s for AEI and AUI

10.	UCC Termination Statement for existing filing between ASP and ALG.

11.	Amended and Restated Collection Account Agreements for each Lock-Box and Collection Account:

•	Bank of America

•	Mellon

•	Wachovia.

12.	A favorable opinion of inhouse counsel to ABI as to certain matters.

13.	A favorable opinion of Kilpatrick Stockton as to certain corporate matters.

14.	A favorable opinion of Kilpatrick Stockton as to certain UCC matters.

15.	A favorable “true sale” opinion of Kilpatrick Stockton.

16.	A favorable “nonconsolidation” opinion of Kilpatrick Stockton .

17.	A Monthly Report as at July 31, 2003

18.	Liquidity Agreement by and between Blue Ridge and Wachovia.